Filed Pursuant to Rule 424(b)(5)

Registration No. 333-227883

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 1, 2018)

ELECTRAMECCANICA VEHICLES CORP.

Up to US$18,490,000 of Common Shares

We have entered into a sales agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel”) as sales agent, and Roth Capital Partners LLC (“Roth” and together with Stifel, the “Agents”) as sales agent, for whom Stifel is acting as representative, relating to our common shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the sales agreement we may offer and sell common shares having an aggregate offering price of up to US$30,000,000 from time to time through the Agent selected by us, subject to the limitations provided by General Instruction I.B.5 of Form F-3, as applicable and as discussed in more detail below. This prospectus supplement is offering up to an aggregate of US$18,490,000 of our common shares. We will be required to file another prospectus supplement in the event we want to offer more than US$18,490,000 of our common shares in accordance with the sales agreement. See “Plan of Distribution” beginning on Page S-22 of this prospectus supplement for more information regarding these arrangements.

Our common shares are listed on the Nasdaq Capital Market under the symbol “SOLO”. On March 26, 2020, the last reported sales price of our common shares on the Nasdaq Capital Market was US$1.10 per share.

We completed a two-for-one reverse stock split on May 15, 2018. All share and per share information in this prospectus supplement and the accompanying prospectus has been adjusted to reflect this reverse stock split.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by the Agent designated by us in a placement notice (a “Designated Agent”) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or on any other existing trading market for the common shares, and, if expressly authorized by our Company, in negotiated transactions. The Designated Agent will not be permitted to purchase common shares for its own account as principal unless expressly authorized by us to do so in a placement notice. If we and the Designated Agent agree on any method of distribution other than sales of shares of our common shares over the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. None of our common shares will be offered or sold in Canada under this prospectus supplement and the accompanying prospectus. The Designated Agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Designated Agent will be entitled to a placement fee of 3.0% of the gross sales price per share sold. In connection with the sale of our common Shares on our behalf, the Designated Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Designated Agent will be deemed to be underwriting commissions or discounts.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common shares in any 12-month period so long as the aggregate market value of our outstanding common shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is US$56,040,748 based on the closing price of US$2.22 per common share on February 4, 2020 and 25,243,580 shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

In reviewing this prospectus supplement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page S-1 as well as the matters described under the caption “Risk Factors” beginning on page 21 of the accompanying prospectus and in the documents incorporate by reference herein and therein.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if either this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sales Agents

Stifel	Roth Capital Partners

The date of this prospectus supplement is March 27, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a registration statement that we filed with the United States Securities and Exchange Commission (which we refer to as the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering by us. This prospectus supplement and any free writing prospectus filed by us (unless otherwise specifically stated therein) may add, update or change information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us together with the information described under the sections entitled, “Where to Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and any additional information you may need to make your investment decision.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and Canada, as applicable. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement or the accompanying prospectus. See “Material Income Tax Information” in this prospectus supplement.

The registration statement that contains the accompanying prospectus (SEC File No. 333-227883) (including the exhibits filed with and the information incorporated by reference into the registration statement) contains additional important business and financial information about us and the securities offered hereby that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, can be read at the SEC’s website, www.sec.gov, or at the SEC office mentioned under the section of this prospectus supplement entitled “Where to Find Additional Information” below.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any amendments or supplements thereto or any free writing prospectus prepared by or on our behalf. Neither we, nor the Agents, have authorized any other person to provide you with different or additional information. Neither we, nor the Agents, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Agents are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus or such other date stated in this prospectus supplement, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus supplement, neither we nor the Agents have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Unless the context otherwise requires, in this prospectus supplement, the term(s) “we”, “us”, “our”, “Company”, “our company”, “ElectraMeccanica” and “our business” refer to ElectraMeccanica Vehicles Corp.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus contain statements that constitute “forward-looking statements”. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “contemplates”, “intends”, “believes”, “plans”, “may”, “will”, or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Such forward-looking statements may include, but are not limited to, statements and/or information related to: strategy, future operations, the size and value of the order book and the number of orders, the number and timing of building pre-mass production vehicles, the projection of timing and delivery of SOLOs or Tofinos in the future, projected costs, expected production capacity, expectations regarding demand and acceptance of our products, estimated costs of machinery to equip a new production facility, and trends in the market in which we operate, plans and objectives of management.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: our ability to build pre-mass production vehicles and to begin production deliveries within certain timelines; our expected production capacity; prices for machinery to equip a new production facility, labor costs and material costs, remaining consistent with our current expectations; production of SOLOs and Tofinos meeting expectations and being consistent with estimates; equipment operating as anticipated; there being no material variations in the current regulatory environment; and our ability to obtain financing as and when required and on reasonable terms. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:

●	general economic and business conditions, including changes in interest rates;

●	prices of other electric vehicles, costs associated with manufacturing electric vehicles and other economic conditions;

●	natural phenomena (including the current COVID-19 pandemic);

●	actions by government authorities, including changes in government regulation;

●	uncertainties associated with legal proceedings;

●	changes in the electric vehicle market;

●	future decisions by management in response to changing conditions;

●	our ability to execute prospective business plans;

●	misjudgments in the course of preparing forward-looking statements;

●	our ability to raise sufficient funds to carry out our proposed business plan;

●	consumers’ willingness to adopt three-wheeled single seat electric vehicles;

●	declines in the range of our electric vehicles on a single charge over time may negatively influence potential customers’ decisions to purchase such vehicles;

●	developments in alternative technologies or improvements in the internal combustion engine;

●	inability to keep up with advances in electric vehicle technology;

●	inability to design, develop, market and sell new electric vehicles and services that address additional market opportunities;

●	dependency on certain key personnel and any inability to retain and attract qualified personnel;

●	inexperience in mass-producing electric vehicles;

●	inability to reduce and adequately control operating costs;

●	failure of our vehicles to perform as expected;

●	inexperience in servicing electric vehicles;

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●	inability to succeed in establishing, maintaining and strengthening the ElectraMeccanica brand;

●	disruption of supply or shortage of raw materials;

●	the unavailability, reduction or elimination of government and economic incentives;

●	failure to manage future growth effectively; and

●	labor and employment risks.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus supplement and the accompanying prospectus and other documents that we may file from time to time with the securities regulators.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference. You should read carefully the entire documents, including our historical financial statements and related notes, to understand our business, the common shares and the other considerations that are important to your decision to invest in the common shares. You should pay special attention to the “Risk Factors” sections beginning on page S-1 of this prospectus supplement and on page 21 of the accompanying prospectus.

All references to “$” or “dollars”, are expressed in Canadian dollars unless otherwise indicated.

Our Company

Overview

We are a development-stage electric vehicle, or EV, manufacturing company located in Vancouver, British Columbia, Canada. Our initial product line targets urban residents seeking to commute in an efficient, cost-effective and environmentally friendly manner.

Products

Our first flagship EV is the SOLO, a single seat vehicle, of which we have built 64 prototype vehicles in-house as of March 26, 2020 and approximately 50 pre-production vehicles with our manufacturing partner, Zongshen Industrial Group Co. Ltd. (“Zongshen”). We have used some of these pre-mass production vehicles as prototypes and for certification purposes, have delivered some to customers and have used others as test drive models in our showroom. We believe our schedule to mass produce EVs over the near term, combined with our subsidiary InterMeccanica International Inc.’s (“InterMeccanica”), 61-year history of automotive design, manufacturing and deliveries of motor vehicles to customers, significantly differentiates us from other early and development stage EV companies.

To support our near-term production, we have entered into a manufacturing agreement with Zongshen, acting through its wholly-owned subsidiary. Zongshen is an affiliate of Zongshen Power Machinery Co., Ltd., a large-scale scientific and technical enterprise which designs, develops, manufactures and sells a diverse range of motorcycles and motorcycle engines in China. Zongshen has previously purchased common shares and warrants to purchase common shares from us, and beneficially owns approximately 7.3% of our common shares.

We have two other EV candidates in early design development stage, namely, the Super SOLO, a sports car model of the SOLO, and the Tofino, an all-electric, two-seater roadster.

We have devoted substantial resources to create an affordable EV which brings significant performance and value to our customers. To this end, we envision the SOLO carrying a manufacturer’s suggested retail price of US$18,500, prior to any surcharge to cover tariffs (discussed below), and being powered by a high-performance electric rear drive motor which enables the SOLO to achieve:

•	a top speed of 80 mph and an attainable cruise speed of 68 mph resulting from its lightweight aerospace composite chassis;

•	acceleration from 0 mph to 60 mph in approximately eight seconds; and

•	a range of up to 100 miles generated from a lithium ion battery system that requires up to four hours of charging time on a 220-volt charging station (up to eight hours from a 110-volt outlet) that utilizes approximately 8.64 kW/h.

In addition, the SOLO contains a number of standard features found in higher price point vehicles, including:

•	LCD Digital Instrument Cluster;

•	Power Windows, Power Steering and Power Brakes;

•	AM/FM Stereo with Bluetooth/CD/USB;

•	Rear view backup camera;
•	Air conditioning;

•	Heated seats; and

•	Heater and defogger.

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Unique to Canada, the SOLO is under the three-wheeled vehicle category and is subject to the safety standards listed in Schedule III of the Canadian Motor Vehicle Safety Regulations.

For sale into the United States, we and our vehicles must meet the applicable parts of the U.S. Code of Federal Regulations Title 49 —Transportation. Since the U.S. regulations do not have a specific class for three-wheeled “autocycles”, the SOLO falls under the definition of a motorcycle pursuant to Sec. 571.3 of 49 CFR Part 571. However, currently a motorcycle license is not required to drive them in all but the States of Alaska, Florida, New York and Massachusetts. Motorcycle helmets must be worn while operating in the States of New York and Massachusetts. Helmets are also required if the driver is under 18 years old in the States of Alaska, Montana, Colorado and New Hampshire.

Potential Impact of the COVID-19 Pandemic

In December 2019, a strain of novel coronavirus (now commonly known as COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread rapidly throughout many countries, and, on March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, Canada and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19.

Our manufacturing partner, Zongshen, reports that its operations have not been materially affected at this point, and we anticipate that Zongshen remains on track to begin producing the SOLO for deliveries to customers during 2020. However, significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our and Zongshen’s operations, and on the global economy as a whole. Government-imposed restrictions on travel and other “social-distancing” measures such restrictions on assembly of groups of persons, have to potential to disrupt supply chains for parts and sales channels for our products, and may result in labor shortages.

It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. We will continue to monitor the COVID-19 situation closely, and intend to follow health and safety guidelines as they evolve.

Potential Impact of Tariffs

A growing trade dispute between the United States and China could increase the proposed sales price of our products or decrease our profits, if any. In June 2018, the current U.S. administration has imposed tariffs on $34 billion of Chinese exports, including a 25% duty on cars built in China and shipped to the United States. Following the imposition of these tariffs, China has imposed additional tariffs on U.S. goods manufactured in the United States and exported to China. Subsequently, the U.S. administration indicated that it may impose tariffs on up to US$500 billion of goods manufactured in China and imported into the United States. These tariffs may escalate a nascent trade war between China and the United States. This trade conflict could affect our business because we intend to mass produce the SOLO in China and our intended principal market is the West Coast of North America. If a trade war were to escalate or if tariffs were imposed on any of our products, we could be forced to increase the proposed sales price of such products or reduce the margins, if any, on such products.

Recently, U.S. Customs and Border Protection ruled that the SOLO has a classification under the Harmonized Tariff Schedule of the United States that applies to passenger vehicles for less than 10 people with only electric motors. The total applicable duty for this classification was recently raised to 27.5% (2.5% is a “most-favored-nation” tariff for this classification and 25% derives from this classification being on the China 301 List 1). As indicated above, we envision that the base purchase price for our SOLO will be approximately US$18,500. As the landscape for tariffs involving imports to the United States from the People’s Republic of China has been changing over the past year and may change again, we have not determined how to adjust the base purchase price in the United States in response to the recent tariff increase.

On January 15, 2020, the United States and the People’s Republic of China signed an Economic and Trade Agreement commonly referred to as the “Phase 1 Trade Agreement”, which entered into force on February 14, 2020. Notwithstanding the coming into force of the Phase 1 Trade Agreement, the United States will maintain its tariffs on cars built in China and shipped to the United States.

Corporate Structure and Principal Executive Offices

We were incorporated on February 16, 2015 under the laws of British Columbia, Canada, and have a December 31, fiscal year end. As of March 26, 2020, we had 37,049,374 common shares outstanding.

Our principal executive offices are located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. Our telephone number is (604) 428-7656. Our website address is www.electraMeccanica.com. Information on our website does not constitute part of this prospectus supplement. Our registered and records office is located at Suite 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

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We have four subsidiaries: InterMeccanica, a British Columbia, Canada, corporation; EMV Automotive USA Inc., a Nevada corporation; SOLO EV LLC, a Michigan corporation; and EMV Automotive Technology (Chongqing) Ltd., a People’s Republic of China corporation.

Industry Overview

Investment in clean technology has been trending upwards for several years as nations, governments, and societies overall become more aware of the damaging effects that pollution and greenhouse gas emissions have on the environment. EVs are a growing segment of this clean technology movement. An EV is any vehicle that does not solely operate on gas or diesel. Within this alternative vehicle group, there are sub-categories of alternative vehicles that utilize different innovative technologies, including battery electric vehicles (“BEV”) and plug-in hybrid electric vehicles (“PHEV”). Our products are BEVs.

Competitive Factors

The EV market is evolving and companies within it must be able to adapt without jeopardizing the timing, quality or quantity of their products. Other manufacturers have entered the electric vehicle market and we expect additional competitors to enter this market within the next several years. As they do, we expect that we will experience significant competition. With respect to the SOLO, we face strong competition from established automobile manufacturers, including manufacturers of EVs such as the Tesla Model S, the Chevrolet Bolt and the Nissan Leaf.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do, and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases, and broader customer and industry relationships, than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do.

Furthermore, certain large manufacturers offer financing and leasing options on their vehicles and also have the ability to market vehicles at a substantial discount, provided that the vehicles are financed through their affiliated financing company. We do not currently offer any form of direct financing on our vehicles. The lack of our direct financing options and the absence of customary vehicle discounts could put us at a competitive disadvantage.

We expect competition in our industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Our ability to successfully compete in our industry will be fundamental to our future success in the EV market and our market share. We might not be able to compete successfully in our market. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results.

We believe that our extensive managerial and automotive experience, production capability and unique product offering give us the ability to successfully operate in the EV market in a way that many of our competitors cannot. In particular, we believe that our competitive advantages include:

•	Extensive in-house development capabilities: Our acquisition of InterMeccanica. in 2017 enables us to leverage InterMeccanica’s extensive 61 years of experience in vehicle design, manufacture, sales and customer support. InterMeccanica was founded in Turin, Italy, in 1959 as a speed parts provider and soon began producing in-house designed, complete vehicles like the Apollo GT, Italia, Murena, Indira and the Porsche 356 replica. InterMeccanica’s former owner, Henry Reisner, is our President and Chief Operating Officer and one of our directors, and, together with his family, is the second largest shareholder in our Company. We have integrated InterMeccanica’s staff with the research and development team that we had prior to the acquisition to develop and enhance current and future model offerings;

•	In-house production capabilities: We have the ability to manufacture our own products on a non-commercial scale. As of March 26, 2020, we have produced 64 prototype SOLOs at our facilities in Vancouver, British Columbia, and 50 pre-production SOLOs with our manufacturing partner Zongshen;

•	Commercial production of the SOLO anticipated to commence during 2020: We have an agreement with Zongshen whereby they have agreed to produce a total of 75,000 SOLOs over a three year period once we have started full scale production. To date, Zongshen has produced approximately 50 pre-production production vehicles;

•	Unique product offering: The SOLO, manufacturer suggested retail price of US$18,500, prior to any surcharge for tariffs, is far below the retail price of EVs offered by those who we consider to be our principal competitors, we believe that the SOLO compares favorably against them; and

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•	Management expertise: We have selected our management with an eye towards providing us with the business and technical expertise needed to be successful. They include Paul Rivera, our Chief Executive Officer, Bal Bhullar, our Chief Financial Officer, Henry Reisner, our President and Chief Operating Officer, and Isaac Moss, our Chief Administrative Officer. A number of these key employees and consultants have significant experience in the automobile manufacturing and technology industries. We have supplemented additional expertise by adding consultants and directors with corporate, accounting, legal and other strengths.

Strategy

Our near-term goal is to commence and expand sales of the SOLO while continuing to develop our other EVs. We intend to achieve this goal by:

•	Beginning commercial production of the SOLO: We anticipate that Zongshen, our manufacturing partner, will begin producing the SOLO for deliveries to customers during 2020;

•	Increasing orders for our EVs: We have an online reservation system which allows a potential customer to reserve a SOLO by paying a refundable $250 deposit, and a Tofino or Super SOLO by paying a refundable $1,000 deposit. Once reserved, the potential customer is allocated a reservation number and, although we cannot guarantee that such pre-orders will become binding and result in sales, we intend to fulfill the reservations as the respective vehicles are produced. We maintain certain refundable deposits from various individuals for SOLOs, Tofinos and Super SOLOs. As part of our “Match My Deposit” program, we offer customers who have placed deposits for other electric vehicles a credit of up to $1,000 towards the purchase of a SOLO, which is initially credited towards the buyer’s deposit;

•	Having sales and services supported by local corporate stores: We will monitor all cars in real time via telematics which provides early warning of potential maintenance issues; and

•	Expanding our product offering: In parallel with the production and sale of the SOLO, we aim to continue the development of our other proposed products, including the Tofino, a two seater sports car in the expected price range of $50,000 to $60,000.

We have achieved our pre-order book through an online “direct sales to customers and corporate sales” platform, as well as a store and showroom at our headquarters in Vancouver, British Columbia, Canada. We plan on expanding this model and will be opening similar stores in key urban areas. We have recently opened our first U.S. corporate store located in Los Angeles. In addition, we maintain certain expressions of interest arising from non-binding letters of interest, including certain deposits associated with the same, from certain proposed dealers and/or distributors for our vehicles representing their collective expressions of interest (should we choose to contract with them) for the purchase from or the sale on our behalf of SOLOs, Tofinos and Super SOLOs.

Marketing Plan

We recognize that marketing efforts must be focused on customer education and establishing brand presence and visibility which is expected to allow our vehicles to gain traction and subsequently gain increases in orders. Our marketing and promotional efforts emphasize the SOLO’s image as an efficient, clean and affordable EV for the masses to commute on a daily basis.

A key point to the marketing plan is to target metropolitan areas with high population density, expensive real estate, high commuter traffic load and pollution levels which are becoming an enormous concern. Accordingly, our management has identified California, Washington, Oregon and Southern Florida as areas with cities that fit the aforementioned criteria, and we have plans to seek out suitable locations for additional stores there.

We plan to develop a marketing strategy that will generate interest and media buzz based on the SOLO’s selling points. Key aspects of our marketing plan include:

•	Digital marketing: Organic engagement and paid digital marketing media with engaging posts aimed to educate the public about EVs and develop interest in our SOLO, which to date has had positive traction;

•	Earned media: We have already received press coverage from several traditional media sources and expect these features and news stories to continue as we embark on our commercial launch;

•	Investor Relations/Press Releases: Our in-house investor relations team will provide media releases/kits for updates and news on our progress;

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•	Industry shows and events: We displayed the SOLO at the Vancouver International Autoshow in March 2017, the Consumer Electronics Show in Las Vegas in January 2018 and the Vancouver International Autoshow in March 2018 and 2019. Promotional merchandise giveaways are expected to enhance and further solidify our branding in consumer minds. Computer stations and payment processing software will be readily on hand at such events to accept SOLO reservations; and

•	First-hand experience: Test-drives and public viewings are available at our existing stores in the Vancouver downtown core and in Los Angeles.

We anticipate that our marketing strategy and tactics will evolve over time as our SOLO gains momentum and we identify appropriate channels and media that align with our long-term objectives. In all of our efforts we plan to focus on the features that differentiate our SOLO from the existing EVs in the market.

Implications of Being a Foreign Private Issuer

We qualify as a “foreign private issuer”, as such term is defined in Rule 405 under the United States Securities Act of 1933, as amended (the “Securities Act”) and Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended (or the “Exchange Act”). In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information (although we are subject to the requirement to make timely disclosure of material information under the Nasdaq Marketplace Rules).

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus supplement and the accompanying prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions until December 31, 2022 (being the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common shares under our registration statement on Form F-1 (SEC File No. 333-214067), as filed with the SEC under the Securities Act on October 12, 2016 and subsequently amended), or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than US$1.07 billion in annual revenue, have more than US$700 million in market value of our common shares held by non-affiliates or issue more than US$1 billion of non-convertible debt over a three-year period.

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THE OFFERING

Common shares offered by us:	Common shares having an aggregate offering price of up to US$18,490,000.

Common shares outstanding after this offering:	Up to 53,858,464 common shares (as more fully described in Note (1) below), assuming sales of 16,809,090 common shares in this offering at an offering price of US$1.10 per share, which was the last reported sale of our common shares on Nasdaq on March 26, 2020. The actual number of common shares will vary depending on the sales price under this offering.

Manner of offering:	“At-the-market” offering that may be made from time to time through a Designated Agent. See the section entitled “Plan of Distribution” in this prospectus supplement.

Use of Proceeds:	We anticipate using the net proceeds, if any, from sales of our common shares under this prospectus supplement on sales and marketing expenditures, capital expenditures, further product development expenditures, operational expenditures, and working capital for general corporate and administrative purposes.

Risk Factors:

See “Risk Factors” on page S-1 and the other information in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Nasdaq Capital Market symbol:	SOLO.

Note:

(1)	The number of shares of our common stock to be outstanding after this offering as shown above is based on 37,049,374 shares outstanding as of March 26, 2020 and excludes:

(i)	17,091,685 shares of our common stock reserved for issuance in connection with future awards under our equity compensation plans,

(ii)	12,908,315 shares of our common stock that have been reserved for issuance upon exercise of outstanding options with a weighted average exercise price of $2.07; and

(iii)	20,603,396 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of $4.64.

We have no other securities convertible or exercisable into our common shares.

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference, including our historical and pro forma financial statements and related notes, before you decide to purchase the common shares. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares. Refer to “Forward-Looking Statements”.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to our Business and Industry

We have limited cash on hand and we will require a significant amount of capital to carry out our proposed business plan to develop, manufacture, sell and service electric vehicles; there is no assurance that any amount raised through this offering will be sufficient to continue to fund operations of our Company. There is substantial doubt as to the ability of our Company to continue as a going concern.

We incurred losses of $30,742,311 in 2019, $10,038,145 in 2018, $11,366,372 in 2017, and anticipate incurring losses in our 2020 fiscal year. We had negative operating cash flows of $22,501,917 for the year ended December 31, 2019 and anticipate negative operating cash flows during our current fiscal year. Although we had net current assets of $15,478,918, including cash and cash equivalents of $11,095,848 at December 31, 2019, we believe that we will need significant additional equity financing to continue as a going concern, given that, among other things:

•	we have not begun the commercial mass production or sale of our flagship vehicle, the SOLO, and we expect to incur significant ramp-up in costs and expenses through the launch of the vehicle;
•	we anticipate that the gross profit generated from the sale of the SOLO will not be sufficient to cover our operating expenses, and our achieving profitability will depend, in part, on our ability to materially reduce the bill of materials and per unit manufacturing cost of our products; and
•	we do not anticipate that we will be eligible to obtain bank loans, or other forms of debt financing on terms that would be acceptable to us.

We anticipate generating a significant loss for the current fiscal year. The report of independent registered public accounting firm on our audited financial statements includes an explanatory paragraph relating to our ability to continue as a going concern.

We have minimal revenue and expect significant increases in costs and expenses to forestall profits for the foreseeable future, even if we generate revenues in the near term. Even if we are able to successfully launch the SOLO into commercial mass production, and to launch the Tofino or other intended EVs, they might not become commercially successful. If we are to ever achieve profitability, we must have a successful commercial introduction and acceptance of our vehicles, which may not occur. We expect that our operating losses will increase substantially in 2020 and thereafter, and we also expect to continue to incur operating losses and to experience negative cash flows for the next several years.

There is no assurance that any amount raised through this offering will be sufficient to continue to fund the operations of our Company, particularly since we are subject to regulatory restrictions on our ability to sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common shares in any 12-month period, so long as the aggregate market value of our outstanding common shares held by non-affiliates remains below US$75,000,000.

We have a limited operating history and have generated minimal revenues.

Our limited operating history makes evaluating our business and future prospects difficult. We were formed in February 2015, and we have not yet begun mass production or the commercial delivery of our first electric vehicle. To date, we have no revenues from the sale of electric vehicles as any amounts received from the sale of our pre-production electric vehicles were netted off against research and development costs as cost recovery and have had minimal revenue from the sale of non-electric custom cars. We intend to derive revenues from the sales of our SOLO vehicle, our Tofino vehicle and other intended electric vehicles (“EV”s). The Tofino is still in the early design development stage, and the first commercially-produced SOLOs are scheduled to be delivered to our customers during 2020. Our vehicles require significant investment prior to commercial introduction and may never be successfully developed or commercially successful.

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We have a history of operating losses and we expect our operating losses to accelerate and materially increase for the foreseeable future.

For the fiscal year ended December 31, 2019, we generated a net loss of $30,742,311, bringing our accumulated deficit to $62,116,008. We anticipate generating a significant loss for the current fiscal year. The report of independent registered public accounting firm on our audited financial statements includes an explanatory paragraph relating to our ability to continue as a going concern.

We have minimal revenue and expect significant increases in costs and expenses to forestall profits for the foreseeable future, even if we generate revenues in the near term. We have not begun the commercial mass production or sale of our flagship vehicle, the SOLO, and we expect to incur significant additional costs and expenses through the launch of the vehicle. Even if we are able to successfully launch the SOLO into commercial mass production, and to launch the Tofino or other intended EVs, they might not become commercially successful. If we are to ever achieve profitability, we must have a successful commercial introduction and acceptance of our vehicles, which may not occur. We expect that our operating losses will increase substantially in 2020 and thereafter, and we also expect to continue to incur operating losses and to experience negative cash flows for the next several years.

We expect the rate at which we will incur losses to increase significantly in future periods from current levels as we:

•	design, develop and manufacture our vehicles and their components;
•	develop and equip our manufacturing facility;
•	build up inventories of parts and components for the SOLO, the Tofino and other intended EVs;
•	open ElectraMeccanica stores;
•	expand our design, development, maintenance and repair capabilities;
•	develop and increase our sales and marketing activities; and
•	develop and increase our general and administrative functions to support our growing operations.

Because we will incur the costs and expenses from these efforts before we receive any revenues with respect thereto, our losses in future periods will be significantly greater than the losses we would incur if we developed the business more slowly. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in profits or even revenues, which would further increase our losses.

Our ability to achieve profitability will depend, in part, on our ability to materially reduce the bill of materials and per unit manufacturing cost of our products.

We anticipate that the gross profit generated from the sale of the SOLO will not be sufficient to cover our operating expenses. To achieve our operating and strategic goals while remaining competitive, we will, among other things, need to reduce the bill of materials and the per-unit manufacturing cost of the SOLO. We expect the primary factors to contribute to a reduced bill of materials and per unit manufacturing cost to include:

•	continued product development to make the SOLO easier and cheaper to mass produce commercially;
•	our ability to utilize less expensive suppliers and components that meet the requirements for the SOLO;
•	increasing the volume of components that we purchase in order to take advantage of volume-based pricing discounts;
•	improving assembly efficiency;
•	enhancing the automation of our strategic manufacturing partner’s facility to increase volume and reduce labor costs; and
•	increasing our volume to leverage manufacturing overhead costs.

Continued product development is subject to feasibility and engineering risks. Any increase in manufacturing volumes is dependent upon a corresponding increase in sales. The occurrence of one or more factors that negatively impact the manufacturing or sales of the SOLO, or reduce our manufacturing efficiency, may prevent us from achieving our desired reduction in manufacturing costs, which would negatively affect our operating results and may prevent us from attaining profitability.

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We currently have negative operating cash flows, and if we are unable to generate positive operating cash flows in the future our viability as an operating business will be adversely affected.

We have made significant up-front investments in research and development, sales and marketing and general and administrative expenses to rapidly develop and expand our business. We are currently incurring expenditures related to our operations that have generated a negative operating cash flow. Operating cash flow may decline in certain circumstances, many of which are beyond our control. We might not generate sufficient revenues in the near future. Because we continue to incur such significant future expenditures for research and development, sales and marketing and general and administrative expenses, we may continue to experience negative cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses. An inability to generate positive cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses or raise additional capital on reasonable terms will adversely affect our viability as an operating business.

To carry out our proposed business plan to develop, manufacture, sell and service electric vehicles, we will require a significant amount of capital.

To carry out our proposed business plan for the next 12 months, we estimate that we will need approximately $25 million. If cash on hand, revenue from the sale of our cars, if any, and cash received upon the exercise of outstanding warrants, if any are exercised, are not sufficient to cover our cash requirements, we will need to raise additional funds through the sale of our equity securities, in either private placements or registered offerings, and shareholder loans. Financing might not be available to us or, if available, only on terms that are not acceptable to us.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

Terms of future financings may adversely impact your investment.

We may have to engage in common equity, debt or preferred stock financing in the future. Your rights and the value of your investment in our securities could be reduced. Interest on debt securities could increase costs and negatively impacts operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common shares. In addition, if we need to raise equity capital from the sale of common shares, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Common shares which we sell could be sold into any market which develops, which could adversely affect the market price.

Our future growth depends upon consumers’ willingness to adopt three-wheeled single-seat electric vehicles.

Our growth highly depends upon the adoption by consumers of, and we are subject to an elevated risk of, any reduced demand for alternative fuel vehicles in general and electric vehicles in particular. If the market for three-wheeled single seat electric vehicles does not develop as we expect, or develops more slowly than we expect, our business, prospects, financial condition and operating results will be negatively impacted. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. Factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

•	perceptions about electric vehicle quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles;
•	perceptions about vehicle safety in general and, in particular, safety issues that may be attributed to the use of advanced technology, including vehicle electronics and braking systems;
•	the limited range over which electric vehicles may be driven on a single battery charge;
•	the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;
•	concerns about electric grid capacity and reliability, which could derail our efforts to promote electric vehicles as a practical solution to vehicles which require gasoline;
•	the availability of alternative fuel vehicles, including plug-in hybrid electric vehicles;
•	improvements in the fuel economy of the internal combustion engine;
•	the availability of service for electric vehicles;

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•	the environmental consciousness of consumers;
•	volatility in the cost of oil and gasoline;
•	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;
•	access to charging stations, standardization of electric vehicle charging systems and consumers’ perceptions about convenience and cost to charge an electric vehicle;
•	the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles; and
•	perceptions about and the actual cost of alternative fuel.

The influence of any of the factors described above may cause current or potential customers not to purchase our electric vehicles, which would materially adversely affect our business, operating results, financial condition and prospects.

The range of our electric vehicles on a single charge declines over time which may negatively influence potential customers’ decisions whether to purchase our vehicles.

The range of our electric vehicles on a single charge declines principally as a function of usage, time and charging patterns. For example, a customer’s use of their vehicle as well as the frequency with which they charge the battery of their vehicle can result in additional deterioration of the battery’s ability to hold a charge. We currently expect that our battery pack will retain approximately 85% of its ability to hold its initial charge after approximately 3,000 charge cycles and eight years, which will result in a decrease to the vehicle’s initial range. Such battery deterioration and the related decrease in range may negatively influence potential customer decisions whether to purchase our vehicles, which may harm our ability to market and sell our vehicles.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric vehicles.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. For example, fuel which is abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum-based propulsion. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric vehicles, which could result in the loss of competitiveness of our vehicles, decreased revenue and a loss of market share to competitors.

If we are unable to keep up with advances in electric vehicle technology, we may suffer a decline in our competitive position.

We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position. Any failure to keep up with advances in electric vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition. Our research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change, we plan to upgrade or adapt our vehicles and introduce new models to continue to provide vehicles with the latest technology, in particular battery cell technology. However, our vehicles may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our vehicles. For example, we do not manufacture battery cells which makes us depend upon other suppliers of battery cell technology for our battery packs.

If we are unable to design, develop, market and sell new electric vehicles and services that address additional market opportunities, our business, prospects and operating results will suffer.

We may not be able to successfully develop new electric vehicles and services, address new market segments or develop a significantly broader customer base. To date, we have focused our business on the sale of the SOLO, a three-wheeled single seat electric vehicle, and have targeted mainly urban residents of modest means and fleets. We will need to address additional markets and expand our customer demographic to further grow our business. Our failure to address additional market opportunities would harm our business, financial condition, operating results and prospects.

Demand in the vehicle industry is highly volatile.

Volatility of demand in the vehicle industry may materially and adversely affect our business, prospects, operating results and financial condition. The markets in which we will be competing have been subject to considerable volatility in demand in recent periods. Demand for automobile sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new vehicles and technologies. As a new start-up manufacturer, we will have fewer financial resources than more established vehicle manufacturers to withstand changes in the market and disruptions in demand.

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We depend on a third-party for our near-term manufacturing needs.

In October 2017, we entered into a manufacturing agreement with Zongshen, a wholly-owned subsidiary of Zongshen Industrial Group Co. Ltd., an affiliate of Zongshen Power Machinery Co., Ltd., located in Chongqing, China. Under the agreement, Zongshen has begun the process of establishing tooling and has contracted to produce 75,000 SOLO vehicles in the three full years from the commencement of production. The delivery of SOLO vehicles to our future customers and the revenue derived therefrom depends on Zongshen’s ability to fulfill its obligations under that manufacturing agreement. Zongshen’s ability to fulfill its obligations is outside of our control and depends on a variety of factors, including Zongshen’s operations, Zongshen’s financial condition and geopolitical and economic risks that could affect China. Our manufacturing agreement with Zongshen provides that non-performance by either us or Zongshen shall be excused to the extent that such performance is rendered impossible by strike, fire, flood, earthquake or governmental acts, orders or restrictions; provided that either we or Zongshen, as applicable, uses commercially reasonable efforts to mitigate the impact of such non-performance. Notwithstanding any such efforts, any such non-performance by either us or Zongshen shall be cause for termination of the manufacturing agreement by the other party if the non-performance continues for more than six months. The novel coronavirus (COVID-19) pandemic or measures taken by the Chinese government relating thereto may result in non- performance by Zongshen under our manufacturing agreement. If Zongshen is unable to fulfill its obligations or is only able to partially fulfill its obligations under our existing manufacturing agreement with them, or if Zongshen either voluntarily or is forced to terminate our agreement with them, either as a result of the coronavirus outbreak, the Chinese government’s measures relating thereto or otherwise, we will not be able to produce or sell our SOLO vehicle in the volumes anticipated and on the timetable that we anticipate, if at all.

The impact of the novel coronavirus (COVID-19) pandemic on the global economy, our operations and consumer demand for consumer goods and services remains uncertain, which could have a material adverse impact on our business, results of operations and financial condition and on the market price of our common shares.

In December 2019, a strain of novel coronavirus (now commonly known as COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread rapidly throughout many countries, and, on March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, Canada and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19. Although our manufacturing partner, Zongshen, reports that its operations have not been materially affected at this point, significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our and Zongshen’s operations (including, without limitation, staffing levels), supply chains for parts and sales channels for our products, and on the global economy as a whole. It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent weeks. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, on the market price of our common shares, and on consumer demand for consumer goods and services, including those offered by our Company.

We do not currently have all arrangements in place that are required to allow us to fully execute our business plan.

To sell our vehicles as envisioned, we will need to enter into certain additional agreements and arrangements that are not currently in place. These include entering into agreements with distributors, arranging for the transportation of the mass-produced SOLOs to be delivered pursuant to our manufacturing agreement with Zongshen, obtaining battery and other essential supplies in the quantities that we require. If we are unable to enter into such agreements, or are only able to do so on terms that are unfavorable to us, we may not be able to fully carry out our business plans.

We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

Our success depends on the efforts, abilities and continued service of Michael Paul Rivera, our Chief Executive Officer, Bal Bhullar, our Chief Financial Officer, Henry Reisner, our President and Chief Operating Officer, and Isaac Moss, our Chief Administrative Officer. A number of these key employees and consultants have significant experience in the automobile manufacturing and technology industries. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may not be able to locate and hire suitable replacements. We are currently in the process of obtaining “key person” insurance on certain key personnel.

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Since we have little experience in mass-producing electric vehicles, any delays or difficulties in transitioning from producing custom vehicles to mass-producing vehicles may have a material adverse effect on our business, prospects and operating results.

Our management team has experience in producing custom designed vehicles and is now switching focus to mass producing electric vehicles in a rapidly evolving and competitive market. If we are unable to implement our business plans in the timeframe estimated by management and successfully transition into a mass-producing electric vehicle manufacturing business, then our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.

We are subject to numerous environmental and health and safety laws and any breach of such laws may have a material adverse effect on our business and operating results.

We are subject to numerous environmental and health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws and/or requirements would have a material adverse effect on our Company and its operating results.

Our vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.

All vehicles sold must comply with federal, state and provincial motor vehicle safety standards. In both Canada and the United States vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. In this regard, Canadian and U.S. motor vehicle safety standards are substantially the same. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have the SOLO, the Tofino or any future model EV satisfy motor vehicle standards would have a material adverse effect on our business and operating results.

If we are unable to reduce and adequately control the costs associated with operating our business, including our costs of manufacturing, sales and materials, our business, financial condition, operating results and prospects will suffer.

If we are unable to reduce and/or maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling and distributing and servicing our electric vehicles relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted.

If our vehicles fail to perform as expected, our ability to develop, market and sell our electric vehicles could be harmed.

Our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our vehicles use a substantial amount of software code to operate. Software products are inherently complex and often contain defects and errors when first introduced. While we have performed extensive internal testing, we currently have a very limited frame of reference by which to evaluate the performance of our SOLO in the hands of our customers and currently have no frame of reference by which to evaluate the performance of our vehicles after several years of customer driving. With the Tofino we are still in early design development phase, whereby the similar evaluations are further behind.

We have very limited experience servicing our vehicles. If we are unable to address the service and warranty requirements of our future customers our business will be materially and adversely affected.

If we are unable to successfully address the service requirements of our future customers our business and prospects will be materially and adversely affected. In addition, we anticipate the level and quality of the service we will provide our customers will have a direct impact on the success of our future vehicles. If we are unable to satisfactorily service our customers, our ability to generate customer loyalty, grow our business and sell additional vehicles could be impaired.

We have very limited experience servicing our vehicles. We plan for mass production to begin for SOLO vehicles for deliveries during 2020. The total number of SOLOs that we have produced as pre-production as of December 31, 2019 is approximately 114 (64 from Canada and 50 from Zongshen). Throughout its history, our subsidiary, InterMeccanica, has produced approximately 2,500 cars, which include providing after sales support and servicing. We only have limited experience servicing the SOLO as a limited number of SOLOs have been produced. Servicing electric vehicles on a mass scale is different than servicing electric vehicles and vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques on a mass scale.

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In addition, we presently expect that our warranty covering the SOLO will cover 24 months, however, the final details on such coverage have not yet been completed. Furthermore, the SOLO battery pack is expected to have a 60-month warranty period, however, the final details on the exact warranty specifications is still being determined and is being developed in conjunction with our battery pack and cell suppliers.

We may not succeed in establishing, maintaining and strengthening the ElectraMeccanica brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the ElectraMeccanica brand. Any failure to develop, maintain and strengthen our brand may materially and adversely affect our ability to sell our planned electric vehicles. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Promoting and positioning our brand will likely depend significantly on our ability to provide high quality electric cars and maintenance and repair services, and we have very limited experience in these areas. In addition, we expect that our ability to develop, maintain and strengthen the ElectraMeccanica brand will also depend heavily on the success of our marketing efforts. To date, we have limited experience with marketing activities as we have relied primarily on the internet, word of mouth and attendance at industry trade shows to promote our brand. To further promote our brand, we may be required to change our marketing practices, which could result in substantially increased advertising expenses, including the need to use traditional media such as television, radio and print. The automobile industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Many of our current and potential competitors, particularly automobile manufacturers headquartered in Detroit, Japan and the European Union, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials in our business including aluminum, steel, carbon fiber and non-ferrous metals such as copper and cobalt. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-ion cells. These risks include:

•	the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;
•	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and
•	an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

Our business depends on the continued supply of battery cells for our vehicles. We do not currently have any agreements for the supply of batteries and depend upon the open market for their procurement. Any disruption in the supply of battery cells from our supplier could temporarily disrupt the planned production of our vehicles until such time as a different supplier is fully qualified. Moreover, battery cell manufacturers may choose to refuse to supply electric vehicle manufacturers to the extent they determine that the vehicles are not sufficiently safe. Furthermore, current fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and raw material costs. Substantial increases in the prices for our raw materials would increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased electric vehicle prices. We might not be able to recoup increasing costs of raw materials by increasing vehicle prices. We have also already announced an estimated price for the base model of our SOLO, and the Tofino. However, any attempts to increase the announced or expected prices in response to increased raw material costs could be viewed negatively by our potential customers, result in cancellations of SOLO and Tofino reservations and could materially adversely affect our brand, image, business, prospects and operating results.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives that are offered to purchasers of EVs or persons installing home charging stations, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

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If we fail to manage future growth effectively, we may not be able to market and sell our vehicles successfully.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We plan to expand our operations in the near future in connection with the planned production of our vehicles. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:

•	training new personnel;
•	forecasting production and revenue;
•	controlling expenses and investments in anticipation of expanded operations;
•	establishing or expanding design, manufacturing, sales and service facilities;
•	implementing and enhancing administrative infrastructure, systems and processes;
•	addressing new markets; and
•	establishing international operations.

We intend to continue to hire a number of additional personnel, including design and manufacturing personnel and service technicians, for our electric vehicles. Competition for individuals with experience in designing, manufacturing and servicing electric vehicles is intense, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We have a manufacturing agreement with Zongshen to produce 75,000 SOLO vehicles in the first three full years from the commencement of production. Zongshen’s workforce is not currently unionized, though they may become so in the future or industrial stoppages could occur in the absence of a union. We also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs within our business, or that of Zongshen or our key suppliers, it could delay the manufacture and sale of our electric vehicles and have a material adverse effect on our business, prospects, operating results or financial condition. Additionally, if we expand our business to include full in-house manufacturing of our vehicles, our employees might join or form a labor union and we may be required to become a union signatory.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, which could harm our business, prospects, operating results and financial condition. The automobile industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given we have limited field experience of our vehicles. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our vehicles and business and inhibit or prevent commercialization of other future vehicle candidates which would have a material adverse effect on our brand, business, prospects and operating results. We plan to maintain product liability insurance for all our vehicles with annual limits of approximately $30 million on a claims-made basis, but any such insurance might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from interfering with our commercialization of our products.

The registration and enforcement of patents involves complex legal and factual questions and the breadth and effectiveness of patented claims is uncertain. We cannot be certain that we are the first to file patent applications on these inventions, nor can we be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford sufficient protection against someone creating competing products, or as a defensive portfolio against a competitor who claims that we are infringing its patents. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications, if any, will result in issued patents in those foreign jurisdictions or that such patents can be effectively enforced, even if they relate to patents issued in the United States.

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We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our vehicles or components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from third parties that allege our products are covered by their patents or trademarks or other intellectual property rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights. If we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do things that include one or more of the following:

•	cease making, using, selling or offering to sell processes, goods or services that incorporate or use the third-party intellectual property;
•	pay substantial damages;
•	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;
•	redesign our vehicles or other goods or services to avoid infringing the third-party intellectual property; or
•	establish and maintain alternative branding for our products and services.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of the Province of British Columbia, a substantial portion of our assets are in Canada and all of our executive officers and most of our directors reside outside the United States

We are organized pursuant to the laws of the Province of British Columbia under the Business Corporations Act (British Columbia) (the “Business Corporations Act”) and our executive offices are located outside of the United States in Vancouver, British Columbia. Three of our four officers, our auditor and all but four of our directors reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and the expert named in this Annual Report who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in British Columbia companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Global economic conditions could materially adversely impact demand for our products and services.

Our operations and performance depend significantly on economic conditions. Uncertainty about global economic conditions could result in customers postponing purchases of our products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors, which could have a material negative effect on demand for our products and services and, accordingly, on our business, results of operations or financial condition.

We are vulnerable to a growing trade dispute between the United States and China

A growing trade dispute between the United States and China could increase the proposed sales price of our products or decrease our profits, if any. In June 2018, the current U.S. administration has imposed tariffs on $34 billion of Chinese exports, including a 25% duty on cars built in China and shipped to the United States. Following the imposition of these tariffs, China has imposed additional tariffs on U.S. goods manufactured in the United States and exported to China. Subsequently, the U.S. administration indicated that it may impose tariffs on up to US$500 billion of goods manufactured in China and imported into the United States. These tariffs may escalate a nascent trade war between China and the United States. This trade conflict could affect our business because we intend to mass produce the SOLO in China and our intended principal market is the West Coast of North America. If a trade war were to escalate or if tariffs were imposed on any of our products, we could be forced to increase the proposed sales price of such products or reduce the margins, if any, on such products.

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Recently, U.S. Customs and Border Protection ruled that the SOLO has a classification under the Harmonized Tariff Schedule of the United States that applies to passenger vehicles for less than 10 people with only electric motors. The total applicable duty for this classification was recently raised to 27.5% (2.5% is a “most-favored-nation” tariff for this classification and 25% derives from this classification being on the China 301 List 1). We envision that the suggested retail purchase price for our SOLO will be USD$18,500. As the landscape for tariffs involving imports to the United States from the People’s Republic of China has been changing over the past year and may change again, we have not determined how to adjust the purchase price in the United States in response to the recent tariff increase.

On January 15, 2020, the United States and the People’s Republic of China (the “PRC”) signed “Phase One” of an Economic and Trade Agreement (the “Phase One Agreement”), which entered into force on February 14, 2020. Notwithstanding the coming into force of the Phase One Agreement, the United States will maintain its tariffs on cars built in China and shipped to the United States.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to you and us.

The legal system in the PRC is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various production services in the PRC. Zongshen, our manufacturing partner, is subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights or Zongshen may have to resort to administrative and court proceedings to fulfill its obligations under the manufacturing agreement. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we or Zongshen may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China, could materially and adversely affect our business and impede our ability to continue our operations.

Risks Related to Our Common Shares and this Offering

We have limited cash on hand, and we will require a significant amount of capital to carry out our proposed business plan to develop, manufacture, sell and service electric vehicles

To carry out our proposed business plan for the next 12 months, we estimate that we will need approximately $25 million. If cash on hand, revenue from the sale of our cars, if any, and cash received upon the exercise of outstanding warrants, if any are exercised, are not sufficient to cover our cash requirements, we will need to raise additional funds through the sale of our equity securities, in either private placements or registered offerings, and shareholder loans. Financing might not be available to us or, if available, only on terms that are not acceptable to us.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

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Our executive officers and directors beneficially own approximately 44% of our common shares.

As of March 25, 2020, our executive officers and directors beneficially own, in the aggregate, 43.8% of our common shares, which includes shares that our executive officers and directors have the right to acquire pursuant to warrants and stock options which have vested. As a result, they are able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendments to our Articles and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our common shares.

Our Notice of Articles authorize the issuance of an unlimited number of common shares and the issuance of preferred shares. The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and designate the rights of the preferred shares, which may include voting, dividend, distribution or other rights that are preferential to those held by the common shareholders. The issuance of any such common or preferred shares may result in a reduction of the book value or market price, if one exists at the time, of the outstanding common shares. Given our lack of revenues, we will likely have to issue additional equity securities to obtain working capital we require for the next 12 months. Our efforts to fund our intended business plans will therefore result in dilution to our existing shareholders. If we do issue any such additional common shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. As a result of such dilution, if you acquire common shares, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control or a reduction in the market price for our common shares.

Additionally, we had 12,888,417 options and 20,603,396 warrants outstanding as of March 25, 2020. The exercise price of some of these options and warrants is below our current market price, and you could purchase shares in the market at a price in excess of the exercise price of our outstanding warrants or options. If the holders of these options and warrants elect to exercise them, your ownership position will be diluted and the per share value of the common shares you have or acquire could be diluted as well. As a result, the market value of our common shares could significantly decrease as well.

Issuances of our preferred stock may adversely affect the rights of the holders of our common shares and reduce the value of our common shares.

Our Notice of Articles authorize the issuance of an unlimited number of shares of preferred stock. Our Board of Directors has the authority to create one or more series of preferred stock and, without shareholder approval, issue shares of preferred stock with rights superior to the rights of the holders of common shares. As a result, shares of preferred stock could be issued quickly and easily, adversely affecting the rights of holder of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we currently have no plans to create any series of preferred stock and have no present plans to issue any shares of preferred stock, any creation and issuance of preferred stock in the future could adversely affect the rights of the holders of common shares and reduce the value of our common shares.

The market price of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our common shares began trading on the Nasdaq Capital Market in August 2018, and before that it had been trading on the OTCQB since September 2017. The historical volume of trading has been low (within the past year, the fewest number of our shares that were traded on the Nasdaq Capital Market was 28,706 shares daily), and the share price has fluctuated significantly (since trading began on the Nasdaq Capital Market, our closing price has been as low as US$0.92 and as high as US$4.81). The share price for our common shares could decline due to the impact of any of the following factors:

•	sales or potential sales of substantial amounts of our common shares;

•	announcements about us or about our competitors;

•	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;

•	conditions in the automobile industry;

•	governmental regulation and legislation;

•	variations in our anticipated or actual operating results;

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•	change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;

•	change in general economic trends; and

•	investor perception of our industry or our prospects.

Many of these factors are beyond our control. The stock markets in general, and the market for automobile companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common shares regardless of our actual operating performance.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our common shares. There will therefore be fewer ways in which you are able to make a gain on your investment.

FINRA sales practice requirements may limit your ability to buy and sell our common shares, which could depress the price of our shares.

The rules of the Financial Industry Regulation Authority, Inc. (“FINRA”) require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares and, thereby, depress their market prices.

Our common shares have been thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

From October 2017 until August 2018, our common shares were quoted on the OTCQB where they were “thinly-traded”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time was relatively small or non-existent. Since we listed on the Nasdaq Capital Market in August 2018, the volume of our shares traded has increased, but that volume could decrease until we are thinly-traded again. That could occur due to a number of factors, including that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our common shares may not develop or be sustained.

Volatility in our common shares or warrant price may subject us to securities litigation.

The market for our common shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share or warrant prices may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

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You may experience dilution as a result of this offering, which may adversely affect the per share trading price of our common shares.

This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common shares and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future sale of common pursuant to the sales agreement, will be based on numerous factors, particularly the use of proceeds and any return generated thereby, and cannot be determined at this time. The per share trading price of our common shares could decline as a result of sales of a large number of shares of our common stock in the market in connection with this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Our shareholders may not have access to certain information they may deem important and are accustomed to receive from U.S. reporting companies.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our common shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our common shares less attractive as a result, there may be a less active trading market for such securities and their market prices may be more volatile.

We incur significant costs as a result of being a public company, which costs will grow after we cease to qualify as an “emerging growth company.”

We incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of : (1) the last day of the fiscal year (a) following May 23, 2022, (b) in which we have total annual gross revenue of at least US$1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds US$700 million as of the prior June 30th; and (2) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. After we are no longer an emerging growth company, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of our common shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Stifel and Roth as a source of financing.

We anticipate using the net proceeds on sales and marketing expenditures, capital expenditures, further product development expenditures, operational expenditures and working capital for general corporate and administrative purposes.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development efforts and market acceptance of our products. As a result, our management will have discretion and flexibility in applying the net proceeds from this offering for this purpose.

DILUTION

If you invest in our common shares, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per common shares and the adjusted net tangible book value per common share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per common share attributable to the existing shareholders for our presently outstanding common shares. Our net tangible book value attributable to shareholders at December 31, 2019 was $17,722,850, or approximately $0.48 per common share. Net tangible book value per common share as of December 31, 2019 represents the amount of our total assets less intangible assets and total liabilities, divided by the number of common shares outstanding.

After giving effect to the sale of our common shares in an amount equal to US$18,489,999 (or approximately $26,557,186 converted using the noon-buying rate for Canadian dollars as certified for custom purposes by the U.S. Federal Reserve Bank of New York on March 20, 2020), and after deducting commissions to Stifel and Roth, as agents, in the aggregate amount of approximately US$554,700, and estimated offering expenses payable by us in the aggregate amount of US$286,000, our as adjusted net tangible book value as of December 31, 2019 would have been approximately $43,072,538 or $0.80 (or US$0.56) per common share. These amounts, which give effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering but does not take into consideration any other changes in our net tangible book value after December 31, 2019, represent an immediate increase in net tangible book value of $0.32 per common share to our existing shareholders, and immediate dilution in net tangible book value of $0.78 (or US$0.54) per common share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per common share after this offering from the price per common share paid by an investor in this offering.

The following table illustrates this dilution.

Offering (1)
Assumed public offering price per common share	$1.58
Net tangible book value per common share as of December 31, 2019	$0.48
Increase in net tangible book value per common share attributable to this offering	$0.32
As adjusted net tangible book value per common share after this offering	$0.80
Dilution per common share to new investors in this offering(2)	$0.78

1.	U.S. dollar amounts converted into $1.4363 using the noon-buying rate for Canadian dollars as certified for custom purposes by the U.S. Federal Reserve Bank of New York on March 20, 2020.
2.	Dilution is determined by subtracting adjusted net tangible book value per share after giving effect to this offering from the assumed public offering price per share paid by a new investor.

If any common shares are issued upon exercise of outstanding options or warrants, you may experience further dilution.

The table above assumes for illustrative purposes that an aggregate of 16,809,090 common shares are sold during the term of the sales agreement with Stifel and Roth, at a price of US$1.10 (or $1.58) per share, the last reported sale price of our common shares on Nasdaq on March 26, 2020, for aggregate gross proceeds of US$18,489,999 (or approximately $26,557,186). The shares subject to the sales agreement with Stifel and Roth are being sold from time to time at various prices. An increase of US$1.00 (or approximately $1.44) per share in the price at which the shares are sold from the assumed offering price of US$1.10 (or $1.58) per share reflected in the table above, assuming all of our common shares in the aggregate amount of US$35,299,089 (or approximately $50,700,082) during the term of the sales agreement is sold at that increased price, would increase our adjusted net tangible book value per share after the offering to $1.23 per share, and would increase the dilution in net tangible book value per share to new investors in this offering to $1.78 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of US$1.00 (or approximately $1.44) per share in the price at which the shares are sold from the assumed offering price of US$1.10 (or $1.58) per share reflected in the table above, assuming all of our common shares in the amount of US$1,680,909 (or approximately $2,414,290) during the term of the sales agreement are sold at that decreased price, would decrease our adjusted net tangible book value per share after the offering to US$0.25 (or $0.36) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to US$0.45 (or $0.70) per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

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The table above is based on 37,049,374 common shares outstanding as of December 31, 2019 does not include, as of that date:

•	17,091,685 shares of our common stock reserved for issuance in connection with future awards under our equity compensation plans;

•	12,908,315 shares of our common stock that have been reserved for issuance upon exercise of outstanding options with a weighted average exercise price of $2.07; and

•	20,603,396 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of $4.64.

DESCRIPTION OF SECURITIES

In this offering, we are offering common shares.

The material terms and provisions of our common shares are described under the caption “Description of Share Capital – Common Shares” starting on page 38 of the accompanying prospectus.

LIMITATIONS ON RIGHTS OF NON-CANADIANS

ElectraMeccanica is incorporated pursuant to the laws of the Province of British Columbia, Canada. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of common shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See “Certain Canadian Federal Income Tax Considerations For United States Residents,” below.

There is no limitation imposed by Canadian law or by the charter or other constituent documents of our company on the right of a non-resident to hold or vote common shares of our company. However, the  Investment Canada Act (Canada) (the “Investment Act”) has rules regarding certain acquisitions of shares by non-residents, along with other requirements under that legislation.

The following discussion summarizes the principal features of the Investment Act for a non-resident who proposes to acquire common shares of our company. The discussion is general only; it is not a substitute for independent legal advice from an investor’s own advisor; and it does not anticipate statutory or regulatory amendments.

The Investment Act is a federal statute of broad application regulating the establishment and acquisition of Canadian businesses by non-Canadians, including individuals, governments or agencies thereof, corporations, partnerships, trusts or joint ventures (each an “entity”). Investments by non-Canadians to acquire control over existing Canadian businesses or to establish new ones are either reviewable or notifiable under the Investment Act. If an investment by a non-Canadian to acquire control over an existing Canadian business is reviewable under the Investment Act, the Investment Act generally prohibits implementation of the investment unless, after review, the Minister of Innovation, Science and Economic Development Canada, is satisfied that the investment is likely to be of net benefit to Canada.

A non-Canadian would acquire control of our company for the purposes of the Investment Act through the acquisition of common shares if the non-Canadian acquired a majority of the common shares of our company.

Further, the acquisition of less than a majority but one-third or more of the common shares of our company would be presumed to be an acquisition of control of our company unless it could be established that, on the acquisition, our company was not controlled in fact by the acquirer through the ownership of common shares.

For a direct acquisition that would result in an acquisition of control of our company, subject to the exception for “WTO-investors” that are controlled by persons who are nationals or permanent residents of World Trade Organization (“WTO”) member nations, a proposed investment generally would be reviewable where the value of the acquired assets is $5 million or more.

For a proposed indirect acquisition by an investor other than a so-called WTO investor that would result in an acquisition of control of our company through the acquisition of a non-Canadian parent entity, the investment generally would be reviewable where the value of the assets of the entity carrying on the Canadian business, and of all other entities in Canada, the control of which is acquired, directly or indirectly is $50 million or more.

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In the case of a direct acquisition by a “WTO investor”, the threshold is significantly higher. An investment in common shares of our company by a WTO investor would be reviewable only if it was an investment to acquire control of the company and the enterprise value of the assets of the company was equal to or greater than a specified amount, which is published by the Minister after its determination for any particular year. For 2020, this amount is $1.075 billion (unless the investor is controlled by persons who are nationals or permanent residents of countries that are party to one of a list of certain free trade agreements, in which case the amount is $1.613 billion); each January 1, both thresholds are adjusted by a GDP (Gross Domestic Product) based index.

The higher WTO threshold for direct investments and the exemption for indirect investments do not apply where the relevant Canadian business is carrying on a “cultural business”. The acquisition of a Canadian business that is a “cultural business” is subject to lower review thresholds under the Investment Act because of the perceived sensitivity of the cultural sector.

In 2009, amendments were enacted to the Investment Act concerning investments that may be considered injurious to national security. If the Minister has reasonable grounds to believe that an investment by a non-Canadian “could be injurious to national security,” the Minister may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Act.

Certain transactions, except those to which the national security provisions of the Investment Act may apply, relating to common shares of our company are exempt from the Investment Act, including:

(a)	the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;

(b)	the acquisition of control of our company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions on the Investment Act, if the acquisition is subject to approval under the Bank Act, the Cooperative Credit Associations Act, the Insurance Companies Act or the Trust and Loan Companies Act; and

(c)	the acquisition of control of our company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through the ownership of common shares, remained unchanged.

MATERIAL INCOME TAX INFORMATION

Certain Canadian Federal Income Tax Considerations for United States Residents

The following is a summary of certain Canadian federal income tax considerations generally applicable to the holding and disposition of our common shares acquired by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the “Tax Act”) (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with us and the Agents, and is not affiliated with us or the Agents, (iii) holds our common shares as capital property, (iv) does not use or hold the common shares in the course of carrying on a business in Canada, or otherwise in connection with a business carried on or deemed to be carried on in Canada, and (v) is not a “registered non-resident insurer” or “authorized foreign bank” (each as defined in the Tax Act), or other holder of special status or in special circumstances, and (b) for the purposes of the Canada-U.S. Tax Convention (the “Tax Treaty”), is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who qualifies in all respects for the full benefits of the Tax Treaty. Holders who meet all of the criteria in clauses (a) and (b) above are referred to herein as “U.S. Holders”, and this summary only addresses such U.S. Holders.

This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions, or other holders of special status or in special circumstances. Such holders, and all other holders who do not meet the criteria in clauses (a) and (b) above, should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act, the regulations thereunder in force at the date hereof  (“Regulations”), the current provisions of the Tax Treaty, and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof  (the “Proposed Amendments”) and assumes that such Proposed Amendments will be enacted in the form proposed. However, such Proposed Amendments might not be enacted in the form proposed, or at all, and no assurance in this regard can be given. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, any or all of which may differ significantly from those discussed in this summary.

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For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our common shares must be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using the rate of exchange that is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder, and no representation with respect to the Canadian federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, all prospective purchasers (including U.S. Holders as defined above) should consult with their own tax advisors for advice with respect to their own particular circumstances.

Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, dividends on our common shares to a U.S. Holder will be subject to Canadian withholding tax. Under the Tax Treaty, the rate of Canadian withholding tax on dividends paid or credited by us to a U.S. Holder that beneficially owns such dividends and substantiates eligibility for the benefits of the Tax Treaty is generally 15% (unless the beneficial owner is a company that owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is generally reduced to 5%).

Disposition of Common Shares

A U.S. Holder will not be subject to tax under the Tax Act on a capital gain realized on a disposition or deemed disposition of our common shares, unless the common shares are “taxable Canadian property” to the U.S. Holder for purposes of the Tax Act and the U.S. Holder is not entitled to relief under the Tax Treaty.

Provided the common shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes Nasdaq) at the time of disposition, the common shares generally will not constitute “taxable Canadian property” of a U.S. Holder at that time unless, at any time during the 60 month period immediately preceding the disposition, the following two conditions are met: (i) the U.S. Holder, persons with whom the U.S. Holder did not deal at arm’s length, partnerships in which the U.S. Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the U.S. Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of our company; and (ii) more than 50% of the fair market value of the shares of the company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the Tax Act), timber resource properties (as defined in the Tax Act) or options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing (whether or not the property exists). Notwithstanding the foregoing, in certain other circumstances set out in the Tax Act, common shares could also be deemed to be “taxable Canadian property”.

U.S. Holders who may hold common shares as “taxable Canadian property” should consult their own tax advisors with respect to the application of Canadian capital gains taxation, any potential relief under the Tax Treaty, and compliance procedures under the Tax Act, none of which is described in this summary.

Certain United States Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of common shares acquired pursuant to this prospectus supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of common shares.

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No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares acquired pursuant to this offering that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are required to accelerate the recognition of any item of gross income with respect to common shares as a result of such income being recognized on an applicable financial statement; or (i) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold common shares in connection with carrying on a business in Canada; (d) persons whose common shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares.

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Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of our current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common shares and thereafter as gain from the sale or exchange of the common shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, we may not maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by us with respect to the common shares will constitute ordinary dividend income. Dividends received on common shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction”. Subject to applicable limitations and provided we are eligible for the benefits of the Canada-U.S. Tax Convention or the common shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder generally will recognize gain or loss on the sale or other taxable disposition of common shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such common shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such common shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If we were to constitute a “passive foreign investment company” (“PFIC”) for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of common shares. We believe that we were not a PFIC for the prior tax year, and based on current business plans and financial expectations, we expect that we should not be a PFIC for the current tax year and expect that we should not be a PFIC for the foreseeable future. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that we have never been and will not become a PFIC for any tax year during which U.S. Holders hold common shares.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, after the application of certain “look-through” rules with respect to subsidiaries in which we hold at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of our gross income for such tax year is passive income (the “income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income (the “asset test”), based on the quarterly average of the fair market value of such assets. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

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If we were a PFIC in any tax year during which a U.S. Holder held common shares, such holder generally would be subject to special rules with respect to “excess distributions” made by us on the common shares and with respect to gain from the disposition of common shares. An “excess distribution” generally is defined as the excess of distributions with respect to the common shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from us during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the common shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the common shares ratably over its holding period for the common shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the “QEF Election” under Section 1295 of the Code and the “Mark-to-Market Election” under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record keeping requirements or make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to us or any subsidiary that also is classified as a PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of common shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U. S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

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Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax, at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as corporations, generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with the Agents, under which we may issue and sell from time to time common shares having an aggregate offering price of not more than US$30,000,000,subject to the limitations provided by General Instruction I.B.5 of Form F-3, as applicable, through the Agents, as our sales agents. This prospectus supplement is offering up to an aggregate of US$18,490,000 of our common shares. We will be required to file another prospectus supplement in the event we want to offer more than US$18,490,000 of our common shares in accordance with the sales agreement. Sales of our common shares, if any, may be made by the Agent designated by us in a placement notice (a “Designated Agent”) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or on any other existing trading market for the common shares, and, if expressly authorized by our Company, in negotiated transactions. The Designated Agent will not be permitted to purchase common shares for its own account as principal unless expressly authorized by us to do so in a placement notice. If we and the Designated Agent agree on any method of distribution other than sales of shares of our common shares over the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. None of our common shares will be offered or sold in Canada under this prospectus supplement and the accompanying prospectus.

The Designated Agent will offer our common shares at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and the Designated Agent. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, the Designated Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the common shares requested to be sold by us. We or the Designated Agent may suspend the offering of the common shares being made through the Designated Agent under the sales agreement upon proper notice to the other party.

Neither we nor the Designated Agent will undertake any act, advertisement, solicitation, conduct or negotiation directly or indirectly in furtherance of the sale of our common shares in Canada, undertake an offer or sale of any of our common shares to a person that it knows or has reason to believe is in Canada or has been pre-arranged with a buyer in Canada, or to any person who it knows or has reason to believe is acting on behalf of persons in Canada, or to any person whom it knows or has reason to believe intends to reoffer, resell or deliver our common shares to any persons in Canada or acting on behalf of persons in Canada.

Settlement for sales of common stock will occur on the second trading day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Designated Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Designated Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

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We will pay the Designated Agent in cash, upon each sale of our common shares pursuant to the sales agreement, a commission equal to 3.0% of the gross proceeds from each sale of our common shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we have agreed to reimburse the Agents for the filing fees and associated legal expenses of the Agents’ legal counsel for filings with the FINRA Corporate Financing Department, as well as the reasonable fees and disbursements of their legal counsel incurred in connection with entering into the transactions contemplated by the sales agreement, in an aggregate amount not to exceed US$120,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Designated Agent(s) under the sales agreement, will be approximately US$286,000. We will report at least quarterly the number of shares of common stock sold through the Designated Agent(s) under the sales agreement, the net proceeds to us and the compensation paid by us to the Designated Agent in connection with the sales of common shares.

In connection with the sales of common shares on our behalf, the Designated Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Designated Agent will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all our common shares provided for in this prospectus supplement, or (ii) termination of the sales agreement, as permitted therein.

The Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. We will file a copy of the sales agreement with the SEC on a Form 6-K.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Agents and the Agents may distribute this prospectus supplement and the accompanying prospectus electronically. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common shares in any 12-month period so long as the aggregate market value of our outstanding common shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is US$56,040,748 based on the closing price of US$2.22 per common share on February 4, 2020 and 25,243,580 shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

The transfer agent for our common shares to be issued in this offering is VStock Transfer, LLC.

Our common shares are traded on the Nasdaq Capital Market under the symbol “SOLO.”

Indemnification

We have agreed to indemnify the Agents against liabilities under the Securities Act. We have also agreed to contribute to payments the Agents may be required to make in respect of such liabilities.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Agents, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Agents’ website and any information contained in any other website maintained by the Agents is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Agents, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the sales agreement. A copy of the sales agreement is included as an exhibit to our report on Form 6-K that was filed with the SEC on March 27, 2020, and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find Additional Information” on page S-26.

S-23

Regulation M Restrictions

The Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the Agents would be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, the Agents:

•	must not engage in any stabilization activity in connection with our common shares; and

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our common shares, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the Agents and any selling group members may engage in passive market making transactions in our common shares on The Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the Agents and their affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the Agents and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Agents and their affiliates may at any time hold long or short positions in such securities or loans. The Agents have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain the Agents to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the Agents fees, that we expect to incur in connection with this offering, which excludes fees and expenses paid in connection with getting the registration statement under which this offering is being made (no. 333-227883) effective. All amounts are estimates.

Legal Fees and Expenses	US$	150,000
Accounting Fees and Expenses	US$	10,000
Printing and Engraving Expenses	US$	15,000
Miscellaneous Expenses	US$	61,000
Agents Expenses	US$	50,000
Total Expenses	US$	286,000

Under the sales agreement, we will pay the Designated Agent in cash, upon each sale of our common shares, a commission equal to 3.0% of the gross proceeds from each sale of our common shares. In addition to the cash fee, we have agreed to reimburse the Agents for the filing fees and associated legal expenses of the Agents’ legal counsel for filings with the FINRA Corporate Financing Department, as well as the reasonable fees and disbursements of their legal counsel incurred in connection with entering into the transactions contemplated by the sales agreement not to exceed US$120,000.

LEGAL MATTERS

McMillan LLP is acting as counsel to our Company regarding U.S. securities law matters. The validity of the securities offered hereby has been opined to by McMillan LLP, also acting as our Canadian counsel. The current address of McMillan LLP is Royal Centre, 1055 West Georgia Street, Suite 1500, PO Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

Goodwin Procter LLP, New York, New York, is acting as counsel to the Agents. Their current address is 620 Eighth Avenue, New York, New York 10018.

EXPERTS

The financial statements of ElectraMeccanica as of December 31, 2019 and 2018 and for the years then ended included in the accompanying prospectus have been so included in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. KPMG LLP has offices at 777 Dunsmuir Street, Vancouver, British Columbia, Canada, V7Y 1K3.

S-24

The financial statements of ElectraMeccanica as of December 31, 2017 and for the year then ended included in the accompanying prospectus have been so included in reliance on the report of Dale Matheson Carr-Hilton Labonte LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. Dale Matheson Carr-Hilton Labonte LLP has offices at 1500 – 1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, and Amendment No. 1 thereto;

•	our Form 6-Ks dated January 14, 2020, January 21, 2020, January 28, 2020, February 24, 2020, February 28, 2020, March 2, 2020, and March 26, 2020;

•	the documents and reports set out in the section entitled “Incorporation by Reference” in the Prospectus;

•	the documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the prospectus and this prospectus supplement;

•	other documents and reports furnished by us to the SEC on Form 6-K subsequent to the date of the prospectus, but only to the extent specifically set forth in such Form 6-K;

•	all documents and reports filed after the date of this prospectus supplement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934; and

•	any other documents and reports furnished by us to the SEC on Form 6-K after the date of this prospectus supplement and prior to the termination of the offering, but only to the extent specifically set forth in such Form 6-K;

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary, at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4, or by calling 1-604-428-7656.

S-25

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the common shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

S-26

PROSPECTUS
ELECTRAMECCANICA VEHICLES CORP.
US$100,000,000
Common Shares
Preferred Shares
Warrants
Units
We may offer, from time to time, in one or more offerings, common shares, preferred shares, warrants or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed US$100,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.
Our common shares and warrants issued pursuant to a registration statement on Form F-1 (No. 333-222814) (the “Registered Warrants”) are traded on the Nasdaq Capital Market under the symbol “SOLO” and “SOLOW”. On September 21, 2018, the closing price of our common shares and Registered Warrants as reported by the Nasdaq Capital Market was US$2.576 per common share and US$0.36 per Registered Warrant, respectively. As of August 14, 2018, the aggregate market value of our outstanding common shares held by non-affiliates using the closing price on the Nasdaq Capital Market of US$3.92 was approximately US$57,580,880 based on 27,786,111 outstanding common shares, of which approximately 13,097,111 common shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.
We completed a 2-for-1 reverse stock split on May 15, 2018. All share and per share information in this prospectus, excluding the audited financial statements and the notes thereto, has been adjusted to reflect this reverse stock split.
We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act. (See “Exemptions Under the Jumpstart Our Business Startups Act.”)
Unless otherwise specified in an applicable prospectus supplement, our preferred shares, warrants and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.
In reviewing this prospectus and the documents incorporated herein by reference you should carefully consider the matters described under the caption “Risk Factors”.
This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is November 1, 2018

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of US$100,000,000.
Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.
We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.
In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”
Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”
Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to:
•
the term(s) “we”, “us”, “our”, “Company”, “our company”, “Electrameccanica” and “our business” refer to Electrameccanica Vehicles Corp., either alone or together with our subsidiaries as the context requires.

•
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

•
“Securities Act” refers to the Securities Act of 1933, as amended.

•
“FINRA” refers to the Financial Industry Regulatory Authority.

•
“Nasdaq” refers to the Nasdaq Capital Market.

•
“SEC” or the “Commission” refers to the United States Securities and Exchange Commission.

•
“prospectus” includes this document and any information incorporated herein by reference.

We completed a 2-for-1 reverse stock split on May 15, 2018. All share and per share information in this prospectus, excluding the audited financial statements and the notes thereto, has been adjusted to reflect this reverse stock split.

All dollar amounts in this prospectus are expressed in Canadian dollars unless otherwise indicated. Our accounts are maintained in Canadian dollars, and our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All reference to “U.S. dollars”, “USD”, or to “US$” are to United States dollars.

ABOUT THE COMPANY
General
We are an electric vehicle (“EV”) company focusing on the market demand for EVs that are efficient, cost-effective and environmentally friendly methods for urban residents to commute. We believe that our flagship EV called the SOLO is the answer to such market demand. In addition, we have two other EV candidates in an advanced stage of development, the Super SOLO and the Tofino.
SOLO
We created the SOLO’s first prototype in January of 2015. Since the completion of the prototype, our engineers and designers have devoted efforts to provide the SOLO with an appealing design, and have engaged in proprietary research and development leading to a high performance electric rear drive motor.

The pre-mass production SOLO features a lightweight aerospace composite chassis to allow for a top speed of 130km/h, an attainable cruise speed of 110km/h and is able to go from 0 km/h to 100 km/h in approximately eight seconds. Our SOLO features a lithium ion battery system that requires only three hours of charging time on a 220-volt charging station or six hours from a 110-volt outlet. The lithium battery system utilizes approximately 8.64 kW/h for up to 160 km in range. We also offer a comprehensive warranty package for two years of unlimited mileage which is included in the price of the SOLO. Standard equipment in the SOLO includes, but is not limited to the following:
•
LCD Digital Instrument Cluster;

•
Power Windows;

•
AM/FM stereo with Bluetooth/CD/USB;

•
Remote keyless entry system;

•
Rear view backup camera; and

•
Heater and defogger.

Optional equipment will include air conditioning at an additional cost.
The purchase price for our SOLO is $19,888 (approximately US$15,888).
Our production department has completed production of 32 SOLOs as of September 20, 2018. Producing the pre-mass production SOLOs allows us to determine and assess the entire production process. Currently, we have increased our production space, organized a production line, ordered components and are in the process of fine tuning the production process through the pre-mass production SOLOs. We have entered into a manufacturing agreement with Zongshen and expect to begin mass production of the SOLO in the fourth quarter of 2018. We anticipate our production costs to be $15,000 per SOLO, providing a gross margin of 25% based on a sale price of  $19,888.
Super Solo
We also plan on launching the Super SOLO, which is a sports car model within our EV product line. The Super SOLO is intended to boast a longer range and a higher top speed, sleek, aerodynamic design and features that will rival existing super sports cars such as the Ferrari 488 and Lamborghini Gallardo.
Refundable deposits have been accepted for the planned Super SOLO and such deposits are able to be returned at any time. Mechanical development on the Super SOLO has begun and progress will determine when this and any other variants can be launched. No set date has been declared at this time. The Super SOLO is intended to be a high-performance version of the SOLO.
The Tofino

We announced on March 28, 2017, at the Vancouver International Auto Show that we intend to build the Tofino, an all-electric, two-seater roadster representing an evolution of the Intermeccanica Roadster. We are designing the Tofino to be equipped with a high-performance, all-electric motor with a top speed of 200 kph (125 mph) and a 0-100 kph (0-60 mph) in less than seven seconds. The chassis and body are expected to be made of a lightweight aerospace-grade composite with the car expected to be capable of up to 400 km (250 miles) of range on a full charge. We are accepting a refundable deposit of   $1,000 to reserve the Tofino.
Future EV candidates
We have identified other vehicles that we would like to add to our candidate list such as the “Cargo” and the “Twinn”, although no timeline has been set for their development and production. We have plans in the future to release the “Cargo,” a larger vehicle than the SOLO that is designed for use as a fleet vehicle with ample storage space which would be best suited for delivery companies such as FedEx, the United States Postal Service and Canada Post. We expect that the Cargo will offer the appropriate compartment space for fleet vehicle uses such as delivery, while offering long range capability and cleaner technology. We envision the Twinn featuring two seats, suitable for urban families, young commuters, empty nesters, and environmentally-conscious consumers.

Sources and Availability of Raw Materials
We continue to source duplicate suppliers for all of our components, and in particular, we are currently sourcing our lithium batteries from Panasonic, Samsung and LT Chem. Lithium is subject to commodity price volatility which is not under our control and could have a significant impact on the price of lithium batteries.
At present, we are subject to the supply of our chassis from one supplier for the production of the SOLO, the Super SOLO and the Tofino. We are exploring additional suppliers of the chassis to mitigate the risk of depending on only one supplier.
Patents and Licenses
We have filed patent and design applications for inventions and designs that our legal counsel deem necessary to protect our products. We do not rely on any licenses from third-party vendors at this time.
Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on a combination of patent and design applications and registrations, trade secrets, including know-how, employee and third party non-disclosure agreements, copyright, trademarks and other contractual rights to establish and protect our proprietary rights in our technology and other intellectual property. As at September 20, 2018, we have five issued design registrations, seven pending design applications, and three pending international Patent Cooperation Treaty (PCT) patent applications with one of the PCT applications nationalized in five countries, which we consider core to our business in a broad range of areas related to the design of the SOLO and its powertrain. We intend to continue to file additional patent and design applications with respect to our technology and designs. Examination is proceeding with our pending patent applications, but it is not yet clear whether these applications will result in the issuance of patents or whether the examination process will require us to narrow our claims such that even if patents are granted, they might not provide us with adequate protection.

Trademarks
We primarily operate under the trademark “ELECTRA MECCANICA SOLO”, which is registered in China, the European Union and Japan and is the subject of pending applications in Canada, the United States and China. We have also registered the trademark “ELECTRA MECCANICA TOFINO” in Japan and the European Union and applied to register the trademark in Canada, the United States and China.
We have additional trademark registrations and pending applications for trademarks (other than those noted above) in Canada, China, Japan, the United States and the European Union. As of September 20, 2018, there are four pending applications in Canada, one pending application in China, and one pending application in the United States. There is also an additional registration in each of the European Union and Japan for the trademark “MONSTERRA.”
This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Industry Overview
Investment in clean technology has been trending upwards for several years as nations, governments, and societies overall become more aware of the damaging effects that pollution and greenhouse gas emissions have on the environment. In an attempt to prevent and/or slow-down these damaging effects and create a more sustainable environment, consumers have taken to exploring and purchasing clean technology while nations and government agencies have undertaken programs to reduce greenhouse gas emissions, contribute funding into research and development in clean technology, and offer incentives/rebates for clean technology investments by businesses and consumers. EVs are a growing segment of this clean technology movement.
Electric vehicle (“EV”) is a broad term for vehicles that do not solely operate on gas or diesel. Within this alternative vehicle group, there are sub-categories of alternative vehicles that utilize different innovative technologies such as: (i) battery electric vehicles (“BEV”); (ii) fuel-cell electric vehicles (“FCV”); or (iii) plug-in hybrid electric vehicles (“PHEV”).
BEVs draw on power from battery management systems to power electric motors instead of from an internal combustion engine, a fuel cell, or a fuel tank. The Nissan Leaf, Tesla Model S, and our vehicles are BEVs.
FCVs typically utilize a hydrogen fuel cell that, along with oxygen from the air, converts chemical energy into electricity which powers the vehicle’s motor. Emissions from a FCV are water and heat, hence making FCVs true zero-emission vehicles. The Honda Clarity, Hyundai Tucson and Toyota Mirai are FCVs.
PHEVs are the hybrid vehicles that have both an electric motor and an internal combustion engine. A PHEV can alternate between using electricity while in its all-electric range and relying on its gas-powered engine. The Chevrolet Volt and the Toyota Prius are examples of PHEVs.
The popularity of EVs have also been met with difficulties in charging convenience. There are far more gas stations available than public EV charging stations. The convenience and availability of public EV charging stations may prove to be an obstacle of mass adoption of EVs.
Consumers may be afraid that their EVs may run out of charge while they are out on the road and this fear is recognized by the public and has been popularized with the term “range anxiety”. Despite this fear, the distance travelled by most urban commuters is a lot lower than the typical range of an EV. Data from Statistics Canada’s National Household Survey in 2011 reported the average Canadian takes 25 minutes to commute to work.

There currently exists different categories of charging stations depending on the voltage they provide. EV owners can often charge at home on a regular 110-volt outlet which may take between 10 hours to 20 hours depending on the model and make of the EV. This type of outlet and charging is termed level 1 charging. Level 2 charging means the voltage at the charging station is typically around 240 volts and this type of outlet is usually available at public charging stations, shopping malls and big box retailer parking lots, and even located in certain residential hi-rises. Charging at a level 2 station typically cuts down the level 1 charge time in half and may require a small fee for the service which may vary depending on the provider and the location. The following table shows approximate charge information of Level 1 and Level 2 charging stations:
	Level 1 Charging	Level 2 Charging
Electric and Power Specifications	120 Volt, 20 Amp circuit 1.4 kW	208 – 240 Volt, 40 Amp circuit* 6.2 – 7.6 kW**
Time to Fully Charge an EV with a 100-mile Battery	17 – 25 hours	4 – 5 hours
Drivers Served per Station per Day	1	3 – 4 or more
Global EV Market
EVs have been around for over one hundred years but have only recently gained widespread adoption and public interest due to open discussions of greenhouse gas emission levels, government and international policies on climate change and pollution, increased literature on EVs, fluctuating fuel costs and improved battery management systems and EV range. In addition, the market for electric vehicles has experienced significant growth in recent years due to consumer demand for vehicles that achieve greater fuel efficiency and lower environmental emissions without sacrificing performance.
Traditional automotive manufacturers have entered into the EV market to capitalize on its growth. The majority of growth in the EV market has been led by the following EV models: the Nissan Leaf, the Chevrolet Volt (PHEV), the Toyota Prius (PHEV), the Tesla Model S and the Mitsubishi Outlander (PHEV). Four of the five models above are made by traditional automotive manufacturers, and the fifth is made by Tesla Motors, one of several manufacturers that are solely devoted to the manufacturing of EVs.
The global stock of EVs has increased significantly over the past few years. According to the International Energy Agency (the “IEA”), the global stock of electric cars first crossed the one million vehicle threshold in 2015 and then crossed the two million vehicle threshold in 2016.
Likewise, the IEA has reported that the global stock of BEVs, the type of vehicles we mass producing, increased on a worldwide basis from about 746,000 in 2015 to approximately 1,209,000 in 2016, an increase of approximately 62.1%.

We anticipate that the trend of increasing EV sales will continue in the near future. The IEA believes that there is a good possibility that the global electric car stock will range between 9 million and 20 million by 2020 and between 40 million and 70 million by 2025.
North American EV Market
We anticipate that our primary target market shall initially be North America, with a focus on the West Coast. Sales of EVs in North America have mirrored the global increase in sales of EVs. According to the IEA, the sale of BEVs in the United States increased by 22% between 2015 and 2016 and by 19% in Canada during the same period.
According to data compiled by EVAdoption.com, in 2016, sales of EVs in six U.S. states and the District of Columbia comprised 1% or more of total auto sales in that jurisdiction. At 3.66% for the year, California had nearly double the next highest EV purchase rate in any U.S. state.
Further according to data compiled by EVAdoption.com, California consumers purchased 12% of autos in the United States, but bought more than 50% of all EVs in the United States. In essence, Californians are buying at four times the national rate while Oregon and Washington buy at a bit more than two times the national rate. The amount BEVs sold in California as a percentage of all EVs sold there has steadily increased from 1.3% in 2013 to 2.7% in the first quarter of 2017.

The following table sets out data on PHEV and BEV sales in the United States in 2016 as broken out for select states.
PHEV and BEV Sales January – December, 2016 US by State
State	EV Sales #	EV Sales % of US	Sales % W/O Calif.	EVs % of State Sales	% of New US Car Regist.	Relative to Actual Sales
California	73,854	50.7%	N/A	3.66%	12%	422.79%
Oregon	3,486	2.4%	4.9%	1.93%	1.1%	217.70%
Washington	5,363	3.7%	7.5%	1.81%	1.70%	216.71%
Hawaii	1,224	0.8%	1.7%	1.39%	0.50%	168.17%
Vermont	514	0.4%	0.7%	1.32%	0.20%	176.55%
District of Columbia	405	0.3%	0.6%	1.05%	N/A	N/A
Colorado	2,711	1.9%	3.8%	1.00%	1.60%	116.40%
Connecticut	1,511	1.0%	2.1%	0.85%	1.00%	103.80%
Massachusetts	2,905	2.0%	4.1%	0.80%	2.10%	95.03%
New Jersey	3,980	2.7%	5.5%	0.67%	3.50%	78.12%
New York	6,043	4.2%	8.4%	0.58%	6.00%	69.19%
Florida	6,255	4.3%	8.7%	0.47%	7.80%	55.09%
Georgia	2,435	1.7%	3.4%	0.47%	3.00%	55.76%
Illinois	2,688	1.8%	3.7%	0.41%	3.90%	47.35%
Michigan	2,482	1.7%	3.5%	0.41%	3.70%	46.08%
Texas	4,510	3.1%	6.3%	0.29%	8.90%	34.81%
All Other States	25,204	17.3%	35.1%
All States	145,570	100.0%	71,716

Data Sources: Alliance of Automobile Manufacturers; National Automobile Dealers Association;
Chart: EVAdoption.com
Commuter market
We designed the SOLO with a view to attracting commuters who use a personal vehicle by cutting their commuting costs and reducing their environmental footprint. We believe that a substantial number of commuters will find the capacity of our EVs attractive in comparison to cars designed to carry more people, including the approximately 83% of Canadians who commute daily to and from work using personal vehicles. As cars designed to carry between four and eight people generally weigh substantially more than those that carry one or two people, they require more fuel or energy to operate. This significant mismatch between capacity and utilization leads to a significant excess of traffic and pollution and higher operating costs.
Although consumers may be afraid that their EVs may run out of charge while they are out on the road, the average U.S. commute was only 26.4 minutes in 2015. The 100 mile range of our SOLO on a full charge would more than cover such a round-trip commute.
Government Support
There has been a growing trend for governments as a matter of public policy to favor EVs. This has taken the form of initiatives aimed at improving transit, financial incentives for the purchase of EVs and financial incentives for the manufacture of EVs.
Initiatives to Improve Transit
Many localities try to reduce or regulate traffic, particularly in places where there is high population density, chronic congestion, narrow roads and limited urban space. While these initiatives might be onerous to owners of traditional internal combustion engine vehicles, they often exempt or partially exclude EVs.

These initiatives include various forms of congestion charging (which often exempt or provide discounts for EVs), priority lanes for high-occupancy vehicles and EVs, restrictions on new registrations of vehicles (excluding EVs) and subsidies for the installation of public charging stations for EVs.
Going further than restrictions on cars fueled by petrol or diesel, several European countries and cities are formulating programs that would actually ban them. Norway’s Minister for the Environment expects to implement a ban on the sale of cars that are not EVs by 2025. President Macron of France has vowed to eliminate the sale of cars with internal combustion engines in France by 2040, and city hall in Paris has called for a ban all cars with traditional combustion engines from its streets by 2030. In the United Kingdom, the government has announced a strategy that calls for sales of new gas and diesel cars and vans to end by 2040.
Purchaser Incentives
To promote the purchase of EVs, many state and local governments offer financial incentives to purchasers. These incentives can take the form of rebates, tax credits or the elimination or reduction of sales tax. Financial incentives available in selected North American jurisdictions for the purchase of EVs are set out in the following table:
	U.S. Federal	California	New York	British Columbia	Ontario	Quebec
Tax credit	US $7,500	—	—	—	—	—
Rebate	—	US $2,500	US $2,000	$5,000	$14,000	$8,000
Although these financial incentives may not continue at this level or at all, we believe that our EVs would currently qualify for these tax credits and rebates.
Several jurisdictions offer similar financial incentives for the purchase and installation of home charging stations for EVs.
Manufacturing Incentives
To promote the manufacture and development of EVs, many federal, state and local governments provide financial incentives to EV companies. These incentives can take the form of tax credits or grants. In 2017, we received $193,534 in government grants related to Canada’s Industrial Research Assistance Program administered by the National Research Council and $111,380 in a Scientific Research and Experimental Development grant. We will continue to apply for grants where we believe warranted.
Competitive Advantages & Operational Strengths
The EV market is evolving and companies within it must be able to adapt without jeopardizing the timing, quality or quantity of their products. Other manufacturers have entered the electric vehicle market and we expect additional competitors to enter this market within the next several years. As they do, we expect that we will experience significant competition. With respect to the SOLO, we also face strong competition from established automobile manufacturers, including manufacturers of EVs such as the Tesla Model S, the Chevrolet Volt and the Nissan Leaf.
We believe the primary competitive factors in our market include but are not limited to:
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technological innovation;

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product quality and safety;

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service options;

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product performance;

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design and styling;

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brand perception;

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product price; and

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manufacturing efficiency.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, almost all of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.
Furthermore, certain large manufacturers offer financing and leasing options on their vehicles and also have the ability to market vehicles at a substantial discount, provided that the vehicles are financed through their affiliated financing company. We do not currently offer any form of direct financing on our vehicles. The lack of our direct financing options and the absence of customary vehicle discounts could put us at a competitive disadvantage.
We expect competition in our industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Our ability to successfully compete in our industry will be fundamental to our future success in the EV market and our market share. We might not be able to compete successfully in our market. If our competitors introduce new cars or services that compete with or surpass the quality, price or performance of our vehicles or services, we may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow us to generate attractive rates of return on our investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results.
We believe that our experience, production capability, product offering and management give us the ability to successfully operate in the EV market in a way that our competitors cannot. In particular, we believe that we have a number of competitive advantages:
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extensive in-house development capabilities:   Our recent acquisition of Intermeccanica International Inc. (“IMI”) enables us to leverage IMI’s extensive 59 years of experience in vehicle design, manufacture, sales and customer support. IMI’s former owner is our Chief Operating Officer and one of our directors and, together with his family, is the second largest shareholder in our company. We have integrated IMI’s staff with the research and development team that we had prior to the acquisition to develop and enhance current and future model offerings;

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in-house production capabilities:   We have the ability to manufacture our own products on a non-commercial scale. As of August 2018, we have produced 30 SOLOs at our facilities in Vancouver, British Columbia. We will continue to produce two to four SOLOs per month as needed and to develop prototypes of our other EVs;

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commercial production of the SOLO anticipated to commence in the fourth quarter of 2018:   We have an agreement with Zongshen whereby they have agreed to produce 5,000 SOLOs in the first twelve months after the start of production, 20,000 cars in the next twelve months and 50,000 cars in the twelve months after that; and

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unique product offering:   Although the proposed retail price of the SOLO, $19,888 (US$15,888), is far below that of what we deem to be our principal competitors, we believe that the SOLO compares favorably as set out in the table below:

	ElectraMeccanica SOLO	Smart Electric	Tesla Model 3	Chevrolet Volt	Nissan Leaf
Price	US$15,888	US$28,750	Up to US$56,500	US$33,220+	US$29,990
Electric only miles	Up to 100 miles	Up to 76 miles	Up to 310 miles	Up to 53 miles	Up to 150 miles
Price per Mile	US$155/mile	US$378/mile	US$182/mile	US$627/mile	US$199/mile
Top Speed	85/mph	83/mph	130/mph	100/mph	93/mph
Full charge Time	3 hours on a 240 volt outlet	6 hours on a 240 volt outlet	13.85 hours on a 240 volt outlet	4.5 hours on a 240 volt outlet	4 hours on a 7kW charging point
Vehicle Class	Micro	Sub-compact	Compact	Compact	Compact
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management expertise:   We have selected our management with an eye towards providing us with the business and technical expertise needed to be successful. Our Chief Executive Officer, Jerry Kroll, and our President and Chief Operating Officer, Henry Reisner, used their love of automobiles to devise the concept for the SOLO. Mr. Kroll has an extensive background working in small businesses and start-ups. We have supplemented their expertise by adding officers and directors with corporate, accounting, legal and other strengths.

Strategy
Our near-term goal is to commence and expand sales of the SOLO while continuing to develop our other EVs. We intend to achieve this goal by:
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beginning commercial production of the SOLO:   We anticipate that Zongshen will begin producing the SOLO in the fourth quarter of 2018 and that we will complete our first sale shortly thereafter. Zongshen is contracted to make 75,000 SOLOs in the first three years of production;

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increasing orders for our EVs:   As of September 20, 2018, we have received deposits for 941 vehicles (including 788 SOLOs and 127 Tofinos) from individuals. As part of our “Match My Deposit” program, we offer customers who have placed deposits for other electric vehicles a credit of up to $1,000 towards the purchase of a SOLO, which is initially credited towards the buyers’ deposit. 212 of the 875 vehicle deposits that we have received through September 20, 2018 result from the “Match My Deposit” program. Additionally, we have entered into non-binding letters of interest for approximately 63,239 corporate orders (22,242 SOLOs and 40,997 Tofinos) for which we have letters of credit for $300 million for SOLOs and $837 million for Tofinos. We cannot guarantee that a significant number of these orders, if any, will become binding or result in sales. We have achieved this order book through online “direct sales to customers and corporate sales” platform as well as a store and show room at our headquarters in Vancouver. We plan on expanding this model and will be opening similar stores in key urban areas. We are currently negotiating our first U.S. corporate store located in Los Angeles;

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having sales and services supported by local corporate dealerships:   We will monitor all cars in real time via telematics which provides early warning of potential maintenance issues; and

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expanding our product offering:   In parallel with the production and sale of the SOLO, we aim to continue the development of our other proposed products, including the Tofino, a two seater sports car in the expected price range of   $50,000 to $60,000 with an estimated production date of late 2019, the Cargo, a fleet vehicle with ample storage space with an estimated production date of 2020 and the eRoadster, a two seat sportscar for which we have an existing prototype.

Our showroom in Vancouver, British Columbia
Manufacturing Plan
As of September 20, 2018, we have built 32 pre-mass production SOLOs. We have used some of these vehicles as prototypes, have delivered ten to customers upon payment of the purchase price and have used others as test drive models in our showroom. At our facilities located in British Colombia, we can manufacture approximately two to four vehicles per month. Our ability to build EVs at our own facilities has been enhanced by our recent acquisition of Intermeccanica which has over 50 years of custom car manufacturing expertise. Intermeccanica commenced operations during 1959 in Turin, Italy selling speed equipment kits. This led to the production of a Formula Junior racer and eventually to the first unique bodied, hand assembled road car called the InterMeccanica Puch or IMP (21). The car competed at the Nurburgring, a 13.75 mile race circuit in Germany, where it won its 500 cc class. The success of the IMP led Intermeccanica to build the Apollo (101), Griffith (14), Italia (500) and Indra (125) during the period 1959 to 1975. Thereafter, Intermeccanica moved to North America where it started to construct the Porsche 356 Speedster replica and later Intermeccanica moved to Vancouver, Canada, where it developed the tooling to produce the Roadster RS based on the 1959 Porsche 356 D, Intermeccanica incorporated its own tubular chassis in 1986 and offered various powertrains from the original VW air-cooled engine to a six-cylinder engine from a Porsche 911. Intermeccanica, throughout its operating history, has built approximately 2,500 vehicles.
To enable us to mass produce our EVs, we have entered into a manufacturing agreement with Zongshen located in Chongqing, China. Under the agreement, Zongshen has begun the process of establishing tooling and has contracted to produce 75,000 SOLO vehicles. Zongshen is the wholly-owned subsidiary of Zongshen Industrial Group Co. Ltd., an affiliate of Zongshen Power Machinery Co., Ltd., which is a large-scale scientific and technical enterprise capable of researching, developing, manufacturing and selling a diverse range of motorcycles and motorcycle engines in China. Its products include over 130 models of two-wheeled motorcycles, electric motorcycles, three-wheeled motorcycles, cross-country vehicles and ATVs with motors ranging from 35CC to 500CC. Zongshen Power has been an industry leader for many successive years with a stated production of over four million motorcycle engines annually. Zongshen has purchased $1,017,532 of our common shares and warrants to purchase common shares from us and beneficially owns approximately 10.08% of our common shares. We expect to begin sales of SOLOs in the fourth quarter of 2018. We anticipate that Zongshen will produce up to 5,000 of our cars in the first full year of production, 20,000 of our cars in the second full year of production and 50,000 of our cars in the third full year of production.

Marketing Plan
We recognize that marketing efforts must be focused on customer education and establishing brand presence and visibility which is expected to allow our vehicles to gain traction and subsequently gain increases in orders. Marketing and promotional efforts must emphasize the SOLO’s image as an efficient, clean, and affordable EV for the masses to commute on a daily basis. If we can successfully promote the SOLO on these points, we expect growth in sales and customer base to occur rapidly.
A key point to the marketing plan is to target metropolitan cities with high population density, expensive real estate, high commuter traffic load, and pollution levels which are becoming an enormous concern. Accordingly, our management has identified cities in Canada and the United States that fit the aforementioned criteria and have plans to seek out suitable locations in the following cities for additional showrooms in the fourth quarters of 2018: Toronto; Seattle; Los Angeles; San Francisco; and Manhattan.
Key aspects of our marketing plan are highlighted below. We plan to develop a marketing strategy that will generate interest and media buzz based on the SOLO’s selling points.
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Organic engagement on social media with engaging posts aimed to educate the public about EVs and develop interest in our SOLO, which to date has had positive traction.

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Earned media — we have already received press coverage from several traditional media sources and expect these features and news stories to continue as we embark on our commercial launch.

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Investor Relations/Press Releases — our in-house investor relations team will provide media releases/kits for updates and news on our progress.

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Industry shows and events — we displayed the SOLO at the Vancouver International Autoshow in March 2017, the Consumer Electronics Show in Las Vegas in January 2018 and the Vancouver International Autoshow in March 2018. Promotional merchandise giveaways will enhance and further solidify our branding in consumer minds. Computer stations and payment processing software will be readily on hand at to accept SOLO reservations.

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First-hand experience — Test-drives and public viewings are available at our existing showroom in the Vancouver downtown core.

We anticipate that our marketing strategy and tactics will evolve over time as our SOLO gains momentum and we identify appropriate channels and media that align with our long-term objectives. In all of our efforts, we plan to focus on the features that differentiate our SOLO from the existing EVs on the market.
Reservation System
We have an online reservation system which allows a potential customer to reserve a SOLO by paying a refundable $250 deposit, a Super SOLO by paying a refundable $1,000 deposit and a Tofino by paying a refundable $1,000 deposit. Once reserved, the potential customer is allocated a reservation number and the reservation will be fulfilled as the respective vehicles are produced. As of September 20, 2018, we have received deposits for 788 SOLOs, and 127 Tofinos. In addition, we have received non-binding letters of intent for 63,239 vehicles from corporate entities that are not required to make a deposit.
We will earn revenue once a vehicle has been delivered to the customer who has pre-ordered their vehicle. Each order is placed in line as received and fulfilled once the vehicle becomes available. The customer may, at any time, for any reason, cancel their order and have their deposit returned. We do not consider any order as being secured until the vehicle has been delivered and full receipt of the remaining balance of the vehicle purchase price has been received.
Sales and Service Model
Sales Model
We sell our vehicles online via our website (www.electrameccanica.com) while we develop our planned corporate owned dealerships in key markets and franchise dealer network in other market areas. As each franchise dealer is established, any vehicles sold within such dealers designated territory will be delivered to such dealer to fulfill online orders as well as such franchise dealer’s orders.

In July 2018, we leased a facility in Los Angeles, California, where we plan to establish and operate our first corporate owned dealership. We plan to promote our brand, attract new customers and showcase and sell our electric vehicles through our dealership.
We are unable to identify where we hope to establish franchise dealers as opposed to corporate owned dealerships. The establishment of franchise dealers will depend on regional demand, available candidates and local regulations. We are currently accepting expressions of interest and applications for franchised dealerships from individuals, and do not have any franchise or dealer agreements. Our vehicles will initially be available directly from us.
We plan to only establish and operate corporate owned dealerships in those states in the United States that do not restrict or prohibit certain retail sales models by vehicle manufacturers. In all other instances, we plan to establish franchise dealerships to comply with local regulations.
Service Model
We plan to have our vehicles serviced through our corporate and franchised dealerships.
Government Regulation
As a vehicle manufacturer established in Canada, we are required to ensure that all vehicle production meets applicable safety and environmental standards. Issuance of the National Safety Mark (the “NSM”) by the Minister of Transport for Canada will be our authorization to manufacture vehicles in Canada. Receipt of the NSM is contingent on us demonstrating that our vehicles are designed and manufactured to meet or exceed the applicable sections of the Canadian Motor Vehicle Safety Act (C.R.C. Chapter 1038) and that appropriate records are maintained. Unique to Canada, the SOLO and the Super SOLO are under the three-wheeled vehicle category and are subject to the safety standards listed in Schedule III of the Canadian Motor Vehicle Safety Regulations (“CMVSR”), which can be found at (http://laws-lois. justice.gc.ca/ eng/regulations/C.R.C.,_c._1038/section-sched3.html). For sale into the United States, we and our vehicles must meet the applicable parts of the U.S. Code of Federal Regulations (“CFR”) Title 49 — Transportation. This includes providing Manufacture Identification information (49 CFR Part 566), VIN-deciphering information (49 CFR Part 565), and certifying that our vehicles meet or exceeds the applicable sections of the Federal Motor Vehicle Safety Standards (40 CFR Part 571) and Environmental Protection Agency noise emission standards (40 CFR 205). Since the U.S. regulations do not have a specific class for three-wheeled ‘autocycles’, the SOLO and the Super SOLO fall under the definition of a motorcycle pursuant to Sec. 571.3 of 49 CFR Part 571.
We obtained U.S. compliance certification for the SOLO in the first quarter of 2018 at a testing facility in Quebec, Canada. Compliance certification of the SOLO for Canada began in 2018, and we estimate, depending on the weather and results, that it will be complete in late 2018 or early 2019.
Within the three wheel vehicle classification in Canada, CMVSR Standard 305 sets out the regulation for prevention of injury to the occupant during and after a crash as related to the vehicle’s batteries. Under this standard, the security and integrity of electric drive system components and their isolation from the occupant are evaluated in the course of a frontal barrier crash test in accordance with Technical Standard Document No. 305. There is no such regulation applicable to the motorcycle category under the U.S. regulations.
Although the SOLO and the Super SOLO fall under the definition of a motorcycle under U.S. regulations, a motorcycle license is not required to drive them in all but Arkansas, New York, Maine and Massachusetts where motorcycle helmets must be worn while operating.
Research and Development
We have allocated substantial resources in developing our first vehicles. We expended $4,430,386 during the fiscal year ended December 31, 2017, $2,778,295 during the fiscal year ended December 31, 2016 and $1,560,177 during the three months ended March 31, 2018 on research and development costs which include labor and materials.

Employees
As of September 20, 2018, we employed a total of 51 full-time and seven part-time people at our principal executive offices in Vancouver, British Columbia. None of our employees are covered by a collective bargaining agreement.
The breakdown of full-time employees by main category of activity is as follows:
Activity	Number of Full-Time Employees
Engineering/R&D	35
Sales & Marketing	5
General & Administration	5
Executives	6
Property, Plants and Equipment
Our principal office is located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. On July 25, 2015, we together with Intermeccanica as tenants entered into a light industrial lease agreement with Cressey (Quebec Street) Development LLP (the “Landlord”) for the premises located at 102 East 1st Avenue, Vancouver, British Columbia. The lease agreement is for a term of five years which commenced on November 1, 2015, with a monthly minimum rent of  $3,918.86 plus additional rent, which includes operating costs, property taxes, utilities and a management fee of 4% of the minimum rent for the particular lease year. The leased premises is 7,235 sq. ft. in size and we are not allowed to assign the lease or grant a sublease of the whole or any part of the leased premises without the written consent of the Landlord.
Currently, our development and manufacturing facility is located at 47 Braid Street, New Westminster, British Columbia, Canada and is capable of producing four to ten SOLOs per month. Our existing production facilities are being used to build SOLOs and for the development of the Super SOLO, and they are adequate for production of the low volume required for the Super SOLO. We together with Intermeccanica as tenants entered into a lease agreement with Astron Realty Group Inc. for Unit 47, which commenced on August 1, 2016 and expires on July 31, 2020. Unit 47 is approximately 7,270 sq. ft. and the minimum rent per month is $3,938 until July 31, 2017 and $4,089 from August 1, 2017 to July 31, 2020, and we are responsible for all associated lease costs such as strata fees, property taxes, utility fees and other charges associated with the occupancy of such premises.
We are considering building a production facility. Our management has met with several groups to discuss the possibility of a production facility located in Canada and internationally. Ideally, the new production facility will be 50,000 to 200,000 square feet, which will support production of 25,000 to 50,000 SOLOs per year. We have also consulted an automotive process design company, which will form a suitable manufacturing flow production process and facility layout for our anticipated 10 production lines that will maximize labor and equipment usage and minimize manufacturing and assembly time. Our management estimates the full assembly of a SOLO in such a new production facility will take approximately four hours. An example of the layout of the new production facility is presented below. We estimate that the cost of the machinery to equip a new production facility will range from $10 million to $15 million for the assembly of vehicles. Experts in the field of designing and equipping a manufacturing facility presented to us that a facility of 50,000 to 200,000 square feet will be able to produce between 25,000 to 50,000 vehicles per year. The level of automation will determine if the equipment cost will be on the lower-end of the range ($10 million) for a semi-automated facility, to the upper-end of the range ($15 million) for a fully automated facility. While it is difficult to forecast any sales, we believe that there are enough expressions of interest to utilize the production capabilities of the above mentioned facility. A commitment to such a facility will only occur after initial deliveries occur and we can establish a clear market demand for the SOLO.

We leased a facility in Los Angeles, California, where we plan to establish and operate our first corporate owned dealership. Our subsidiary, EMV Automotive USA Inc., entered into a standard industrial/commercial lease agreement with Ventura-NMS, LLC. LLP (the “Landlord”) for the premises located at 11647-11685 Ventura Boulevard, Studio City, Los Angeles, California. The lease is for a term of three years and two months commencing July 15, 2018 and ending August 31, 2021. We were granted early possession and rent payments did not commence until September 1, 2018. For the period from September 1, 2018 to November 30, 2018, rent will be US$13,000 per month. For the period from December 1, 2018 to August 31, 2019, rent will be US$29,000 per month. For the period from September 1, 2019 to August 31, 2020, rent will be US$29,870 per month. For the period from September 1, 2020 to August 31, 2021, rent will be US$30,776.10 per month. We are also responsible for utility fees, insurance, common area expenses, property tax, and other charges associated with the occupancy of such premises. The leased premises consist of two buildings totaling 9,600 square feet on approximately 43,390 square feet of land. We are not allowed to assign the lease or grant a sublease of the whole or any part of the leased premises without the written consent of the Landlord. We or the landlord has a right to cancel the lease with 90 days prior written notice to the other party. Cancellations are only permitted after January 15, 2020, the 18th month of the lease term.
Intermeccanica Business
In October 2017, we acquired Intermeccanica. In addition to the manufacturing and design experience that the acquisition provided us, we acquired a business of custom car manufacturing. Intermeccanica, throughout its operating history, has built approximately 2,500 vehicles, and in the year ended December 31, 2017, Intermeccanica sold eight vehicles. We intend to continue the legacy business of Intermeccanica, but we do not envision that it will be central to our operations, represent a material portion of our revenue if we develop our business as planned or account for a material portion of our expenses.
Legal Proceedings
We are not involved in, or aware of, any legal or administrative proceedings contemplated or threatened by any governmental authority or any other party that is likely to have a material adverse effect on our business. As of the date of this prospectus, no director, officer or affiliate is a party adverse to us in any legal proceeding, or has an adverse interest to us in any legal proceeding.

MATERIAL AGREEMENTS
We have not entered into any material agreements other than in the ordinary course of business and other than those described below or in this prospectus.
Lease Agreement
Together with our subsidiary, Intermeccanica, we entered into a lease agreement with Cressey (Quebec Street) Development LLP (the “Landlord”) to jointly lease the premises located at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4. The term of the lease is 60 months commencing November 1, 2015. We will pay half of the lease costs, including fees, taxes, and other charges associated with occupancy, to a maximum amount of  $4,000 per month or $48,000 per year, paid in equal monthly installments. We will provide additional payment for any additional expenses incurred by Intermeccanica and us pursuant to the lease. Beginning August 1, 2015, we will also pay 25% of the costs associated with Intermeccanica’s existing lease at 39 Braid Street, New Westminster, British Columbia, Canada. We also advanced $10,000 (and whatever else is reasonably agreed upon mutually) to Intermeccanica prior to occupancy, which was used for improvement costs. We are not be able to sublease the premises.
In addition, our subsidiary, EMV Automotive USA Inc., entered into a standard industrial/commercial lease agreement with Ventura-NMS, LLC. LLP (the “Landlord”) for the premises located at 11647-11685 Ventura Boulevard, Studio City, Los Angeles, California, where we plan to establish and operate our first corporate owned dealership. The lease is for a term of three years and two months commencing July 15, 2018 and ending August 31, 2021. We were granted early possession and rent payments did not commence until September 1, 2018. For the period from September 1, 2018 to November 30, 2018, rent will be US$13,000 per month. For the period from December 1, 2018 to August 31, 2019, rent will be US$29,000 per month. For the period from September 1, 2019 to August 31, 2020, rent will be US$29,870 per month. For the period from September 1, 2020 to August 31, 2021, rent will be US$30,776.10 per month. We are also responsible for utility fee, insurance, common area expenses, property tax, and other charges associated with the occupancy of such premises. The leased premises consist of two buildings totaling 9,600 square feet on approximately 43,390 square feet of land. We are not allowed to assign the lease or grant a sublease of the whole or any part of the leased premises without the written consent of the Landlord. We or the landlord has a right to cancel the lease with 90 days prior written notice to the other party. Cancellations are only permitted after January 15, 2020, the 18th month of the lease term.
SOLO Manufacturing Agreement
On October 2, 2017, we announced a manufacturing agreement with Zongshen to produce 75,000 SOLO all-electric vehicles. We anticipate the production will commence in the third quarter of 2018 and that the 75,000 SOLOs under the agreement will be completed in the three years from the commencement of production. Specifically, the plan calls for the production of 5,000 SOLOs in 2018; 20,000 in 2019; and 50,000 in 2020. Under the agreement we agreed to reimburse Zongshen for (i) the cost of the prototype tooling and molds estimated to be $1.8 million, of which 90% has been paid, and (ii) the mass production tooling and molds estimated to be $7.8 million (USD$6.0 million) , which shall be payable 50% (36% has been paid) when Zongshen commences manufacturing the tooling and molds (which we expect will be in the third quarter of 2018), 40% when Zongshen completes manufacturing the tooling and molds (which we expect will be in the third quarter of 2018), and 10% upon delivery to us of the first production vehicle (which we expect will be in the fourth quarter of 2018).
Share Pledge Agreement
In connection with the manufacturing agreement with Zongshen, on October 16, 2017, Jerry Kroll, our CEO and Chairman, entered into a Share Pledge Agreement to guarantee the payment by us for the cost of the prototype tooling and molds estimated to be $1.8 million to Zongshen through the pledge of 400,000 of our common shares at a deemed price of US$4.00. We have agreed to reimburse Mr. Kroll on a one-for-one basis for any pledged shares realized by Zongshen under the Share Pledge Agreement.
Share Purchase Agreement
On October 18, 2017 we entered into the SPA to acquire Intermeccanica, which replaced the Joint Operating Agreement. Under the SPA, we agreed to purchase all the shares of Intermeccanica for

$2,500,000. In addition to an initial payment of  $100,000 in 2016, during the nine months ended September 30, 2017 an additional $200,000 was paid. On October 18, 2017, we paid $700,000, and entered into a Note for the balance of   $1,500,000 of the Purchase Price. On January 28, 2018, we paid off all of the principal and interest due on the Note for $1,520,548.

RECENT DEVELOPMENTS
On August 13, 2018, the Company closed an underwritten public offering of an aggregate of 2,353,000 common shares of the Company, and Registered Warrants to purchase up to an aggregate of 4,706,000 common shares (not including any warrants that may be sold pursuant to the underwriters’ over-allotment option), at a combined public offering price of US$4.25 per unit, for gross proceeds of approximately US$10 million. Each unit comprised of one common share and two Registered Warrants. Each Registered Warrant is exercisable for five years from issuance and has an exercise price equal to US$4.25. The Company received net proceeds (after deducting underwriting discounts and commissions and other offering fees and expenses) of approximately US$9.1 million from the offering.
On August 23, the Company closed the exercise of the over-allotment option of an aggregate of Registered Warrants to purchase up to 705,900 common shares of the Company, at a price of US$0.01 per Registered Warrants, for a gross proceeds of approximately US$7,059. The Company received net proceeds (after deducting underwriting discounts and commissions and other offering fees and expenses) of approximately US$6,565 from the over-allotment sale.
During the period from the closing of the public offering to September 21, 2018, the Company issued a total of 30,000 common shares upon exercise of warrants by two investors in previous private placements. The Company also issued 37,385 common shares to McMillan LLP for debt settlement, and 100,000 common shares to The Governance Box, Inc. in consideration for a consulting agreement.

RISK FACTORS
An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical and pro forma financial statements and related notes included elsewhere in this prospectus, before you decide to purchase the securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares. Refer to “Forward-Looking Statements”.
You should read the prospectus supplement and the documents incorporated herein by reference to see if there are additional risks that have arisen since the date of this prospectus or are specific to the terms of an offering
We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.
Risks Related to our Business and Industry
We have a limited operating history and have generated minimal revenues.
Our limited operating history makes evaluating our business and future prospects difficult. We were formed in February 2015, and we have not yet begun mass production or the commercial delivery of our first vehicle. As of September 2018, we have no revenues from the sale of electric vehicles as any amounts received from the sale of our pre-mass production electric vehicles were netted off against research and development costs as cost recovery and minimal revenue from the sale of custom cars. We intend to derive revenues from the sales of our SOLO vehicle, our Super SOLO vehicle, our Tofino vehicle and other intended electric vehicles. The SOLO and Tofino are in development, and we do not expect to start delivering to the SOLO customers until the fourth quarter of 2018 or to the Tofino customers until 2019. Our vehicles require significant investment prior to commercial introduction and may never be successfully developed or commercially successful.
We expect that we will experience an increase in losses prior to the launch of the SOLO, the Super SOLO or the Tofino.
For the fiscal year ended December 31, 2017, we generated a net and comprehensive loss of $11,366,372, bringing our accumulated deficit to $21,335,552, and for the three-month period ended March 31, 2018, we generated a net and comprehensive loss of  $2,403,974, bringing our accumulated deficit to $23,739,526. We anticipate generating a significant loss for the current fiscal year. The independent auditor’s report on our audited financial statements includes an explanatory paragraph relating to our ability to continue as a going concern.
We have minimal revenues, are currently in debt and expect significant increases in costs and expenses to forestall profits for the foreseeable future, even if we generate revenues in the near term. Even if we are able to successfully develop the SOLO, the Super SOLO or the Tofino, they might not become commercially successful. If we are to ever achieve profitability we must have a successful commercial introduction and acceptance of our vehicles, which may not occur.
We expect the rate at which we will incur losses to increase significantly in future periods from current levels as we:
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design, develop and manufacture our vehicles and their components;

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develop and equip our manufacturing facility;

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build up inventories of parts and components for the SOLO, the Super SOLO and the Tofino;

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open Electrameccanica stores;

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expand our design, development, maintenance and repair capabilities;

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develop and increase our sales and marketing activities; and

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develop and increase our general and administrative functions to support our growing operations.

Because we will incur the costs and expenses from these efforts before we receive any revenues with respect thereto, our losses in future periods will be significantly greater than the losses we would incur if we developed the business more slowly. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in profits or even revenues, which would further increase our losses.
We currently have negative operating cash flows, and if we are unable to generate positive operating cash flows in the future our viability as an operating business will be adversely affected.
We have made significant up-front investments in research and development, sales and marketing, and general and administrative expenses to rapidly develop and expand our business. We are currently incurring expenditures related to our operations that have generated a negative operating cash flow. Operating cash flow may decline in certain circumstances, many of which are beyond our control. We might not generate sufficient revenues in the near future. Because we continue to incur such significant future expenditures for research and development, sales and marketing, and general and administrative expenses, we may continue to experience negative cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses. An inability to generate positive cash flow until we reach a sufficient level of sales with positive gross margins to cover operating expenses or raise additional capital on reasonable terms will adversely affect our viability as an operating business.
To carry out our proposed business plan to develop, manufacture, sell and service electric vehicles, we will require a significant amount of capital.
To carry out our proposed business plan for the next twelve months, we estimate that we will need approximately $12.9 million. If the funds from this offering and revenue from the sale of our cars, if any, are not sufficient to cover our cash requirements, we will need to raise additional funds through the sale of our equity securities, in either private placements or additional registered offerings, and shareholder loans. If we are unsuccessful in raising enough funds through such capital-raising efforts, we may review other financing possibilities such as bank loans. Financing might not be available to us or, if available, only on terms that are not acceptable to us.
Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.
Terms of subsequent financings may adversely impact your investment.
We may have to engage in common equity, debt, or preferred stock financing in the future. Your rights and the value of your investment in our securities could be reduced. Interest on debt securities could increase costs and negatively impacts operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of common shares. Likewise, if we issue warrants as part of any future financing, the terms of those warrants could be more advantageous to those investors than to the holders of warrants to be issued herein. In addition, if we need to raise more equity capital from the sale of common shares, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Common shares which we sell could be sold into any market which develops, which could adversely affect the market price.

Our future growth depends upon consumers’ willingness to adopt three-wheeled single passenger electric vehicles.
Our growth highly depends upon the adoption by consumers of, and we are subject to an elevated risk of any reduced demand for, alternative fuel vehicles in general and electric vehicles in particular. If the market for three-wheeled single passenger electric vehicles does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be negatively impacted. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. Factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:
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perceptions about electric vehicle quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles;

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perceptions about vehicle safety in general, in particular safety issues that may be attributed to the use of advanced technology, including vehicle electronics and braking systems;

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the limited range over which electric vehicles may be driven on a single battery charge;

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the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;

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concerns about electric grid capacity and reliability, which could derail our efforts to promote electric vehicles as a practical solution to vehicles which require gasoline;

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the availability of alternative fuel vehicles, including plug-in hybrid electric vehicles;

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improvements in the fuel economy of the internal combustion engine;

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the availability of service for electric vehicles;

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the environmental consciousness of consumers;

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volatility in the cost of oil and gasoline;

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government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

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access to charging stations, standardization of electric vehicle charging systems and consumers’ perceptions about convenience and cost to charge an electric vehicle;

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the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles; and

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perceptions about and the actual cost of alternative fuel.

The influence of any of the factors described above may cause current or potential customers not to purchase our electric vehicles, which would materially adversely affect our business, operating results, financial condition and prospects.
The range of our electric vehicles on a single charge declines over time which may negatively influence potential customers’ decisions whether to purchase our vehicles.
The range of our electric vehicles on a single charge declines principally as a function of usage, time and charging patterns. For example, a customer’s use of their vehicle as well as the frequency with which they charge the battery of their vehicle can result in additional deterioration of the battery’s ability to hold a charge. We currently expect that our battery pack will retain approximately 85% of its ability to hold its initial charge after approximately 3,000 charge cycles and 8 years, which will result in a decrease to the vehicle’s initial range. Such battery deterioration and the related decrease in range may negatively influence potential customer decisions whether to purchase our vehicles, which may harm our ability to market and sell our vehicles.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric vehicles.
Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. For example, fuel which is abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum-based propulsion. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric vehicles, which could result in the loss of competitiveness of our vehicles, decreased revenue and a loss of market share to competitors.
If we are unable to keep up with advances in electric vehicle technology, we may suffer a decline in our competitive position.
We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position. Any failure to keep up with advances in electric vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition. Our research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change we plan to upgrade or adapt our vehicles and introduce new models to continue to provide vehicles with the latest technology, in particular battery cell technology. However, our vehicles may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our vehicles. For example, we do not manufacture battery cells which makes us depend upon other suppliers of battery cell technology for our battery packs.
If we are unable to design, develop, market and sell new electric vehicles and services that address additional market opportunities, our business, prospects and operating results will suffer.
We may not be able to successfully develop new electric vehicles and services, address new market segments or develop a significantly broader customer base. To date, we have focused our business on the sale of the SOLO, a three-wheeled single passenger electric vehicle and have targeted mainly urban residents of modest means. We will need to address additional markets and expand our customer demographic to further grow our business. Our failure to address additional market opportunities would harm our business, financial condition, operating results and prospects.
Demand in the vehicle industry is highly volatile.
Volatility of demand in the vehicle industry may materially and adversely affect our business, prospects, operating results and financial condition. The markets in which we will be competing have been subject to considerable volatility in demand in recent periods. Demand for automobile sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new vehicles and technologies. As a new start-up manufacturer, we will have fewer financial resources than more established vehicle manufacturers to withstand changes in the market and disruptions in demand.
We depend on a third-party for our near-term manufacturing needs.
In October 2017, we entered into a manufacturing agreement with Zongshen, a company located in the People’s Republic of China, to produce 75,000 SOLO vehicles in the three full years from the commencement of production. The delivery of SOLO vehicles to our future customers and the revenue derived therefrom depends on Zongshen’s ability to fulfill its obligations under that manufacturing agreement. Zongshen’s ability to fulfill its obligations is outside of our control and depends on a variety of factors including Zongshen’s operations, Zongshen’s financial condition and geopolitical and economic risks that could affect China. If Zongshen is unable to fulfill its obligations or is only able to partially fulfill its obligations, we will not be able to sell our SOLO vehicle in the volumes anticipated on the timetable that we anticipate, if at all.

We do not currently have arrangements in place that will allow us to fully execute our business plan.
To sell our vehicles as envisioned, we will need to enter into agreements and arrangements that are not currently in place. These include, entering into agreements with dealerships, arranging for the transportation of SOLOs delivered pursuant to our manufacturing agreement with Zongshen, obtaining battery and other essential supplies in the quantities that we require, entering into manufacturing agreements for the Super SOLO and the Tofino and acquiring additional manufacturing capability. If we are unable to enter into such agreements or are only able to do so on terms that are unfavorable to us, we may not be able to fully carry out our business plans.
We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.
Our success depends on the efforts, abilities and continued service of Jerry Kroll, our Chief Executive Officer and Chairman, Henry Reisner, our President and Chief Operating Officer, Kulwant Sandher, our Chief Financial Officer, and Ed Theobald, our General Manager. A number of these key employees and consultants have significant experience in the automobile manufacturing industry. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may not be able to locate and hire a suitable replacement. We have not obtained any “key person” insurance on certain key personnel.
Since we have little experience in mass-producing electric vehicles, any delays or difficulties in transitioning from producing custom vehicles to mass-producing vehicles may have a material adverse effect on our business, prospects and operating results.
Our management team has experience in producing custom designed vehicles and is now switching focus to mass producing electric vehicles in a rapidly evolving and competitive market. If we are unable to implement our business plans in the timeframe estimated by management and successfully transition into a mass-producing electric vehicle manufacturing business, then our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.
We are subject to numerous environmental and health and safety laws and any breach of such laws may have a material adverse effect on our business and operating results.
We are subject to numerous environmental and health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odors (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws and/or requirements would have a material adverse effect on our company and its operating results.
Our vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.
All vehicles sold must comply with federal, state and provincial motor vehicle safety standards. In both Canada and the United States vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. In this regard, Canadian and U.S. motor vehicle safety standards are substantially the same. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have the SOLO, the Super SOLO, the Tofino or any future model electric vehicle satisfy motor vehicle standards would have a material adverse effect on our business and operating results.
If we are unable to reduce and adequately control the costs associated with operating our business, including our costs of manufacturing, sales and materials, our business, financial condition, operating results and prospects will suffer.
If we are unable to reduce and/or maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling and distributing and servicing our electric vehicles relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted.

If our vehicles fail to perform as expected, our ability to develop, market and sell our electric vehicles could be harmed.
Our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our vehicles use a substantial amount of software code to operate. Software products are inherently complex and often contain defects and errors when first introduced. While we have performed extensive internal testing, we currently have a very limited frame of reference by which to evaluate the performance of our SOLO in the hands of our customers and currently have no frame of reference by which to evaluate the performance of our vehicles after several years of customer driving. A similar evaluation of the Super SOLO and the Tofino is further behind.
We have very limited experience servicing our vehicles. If we are unable to address the service requirements of our future customers our business will be materially and adversely affected.
If we are unable to successfully address the service requirements of our future customers our business and prospects will be materially and adversely affected. In addition, we anticipate the level and quality of the service we will provide our customers will have a direct impact on the success of our future vehicles. If we are unable to satisfactorily service our customers, our ability to generate customer loyalty, grow our business and sell additional vehicles could be impaired.
We have very limited experience servicing our vehicles. As of September 20, 2018, we had not sold any electric vehicles and had only delivered ten pre-mass production electric vehicles to customers. We do not plan for mass production to begin for SOLO vehicles until the fourth quarter of 2018 or for the Tofino until 2019. The total number of SOLOs that we have produced is 32. Throughout its history, Intermeccanica has produced approximately 2,500 cars, which includes, providing after sales support and servicing. We do not have any experience servicing the SOLO or the Tofino as a limited number of SOLOS have been produced and the Tofino has not yet been produced. Servicing electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques.
We may not succeed in establishing, maintaining and strengthening the Electrameccanica brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.
Our business and prospects heavily depend on our ability to develop, maintain and strengthen the Electrameccanica brand. Any failure to develop, maintain and strengthen our brand may materially and adversely affect our ability to sell our planned electric vehicles. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Promoting and positioning our brand will likely depend significantly on our ability to provide high quality electric cars and maintenance and repair services, and we have very limited experience in these areas. In addition, we expect that our ability to develop, maintain and strengthen the Electrameccanica brand will also depend heavily on the success of our marketing efforts. To date, we have limited experience with marketing activities as we have relied primarily on the internet, word of mouth and attendance at industry trade shows to promote our brand. To further promote our brand, we may be required to change our marketing practices, which could result in substantially increased advertising expenses, including the need to use traditional media such as television, radio and print. The automobile industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Many of our current and potential competitors, particularly automobile manufacturers headquartered in Detroit, Japan and the European Union, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.
Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business.
We may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials in our business including aluminum, steel, carbon fiber, non-ferrous metals such as copper and cobalt. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-ion cells. These risks include:
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the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;

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disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

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an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

Our business depends on the continued supply of battery cells for our vehicles. We do not currently have any agreements for the supply of batteries and depend upon the open market for their procurement. Any disruption in the supply of battery cells from our supplier could temporarily disrupt the planned production of our vehicles until such time as a different supplier is fully qualified. Moreover, battery cell manufacturers may choose to refuse to supply electric vehicle manufacturers to the extent they determine that the vehicles are not sufficiently safe. Furthermore, current fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and raw material costs. Substantial increases in the prices for our raw materials would increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased electric vehicle prices. We might not be able to recoup increasing costs of raw materials by increasing vehicle prices. We have also already announced an estimated price for the base model of our planned SOLO, Super SOLO and Tofino. However, any attempts to increase the announced or expected prices in response to increased raw material costs could be viewed negatively by our potential customers, result in cancellations of SOLO, Super SOLO and Tofino reservations and could materially adversely affect our brand, image, business, prospects and operating results.
The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, financial condition, operating results and prospects.
Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.
If we fail to manage future growth effectively, we may not be able to market and sell our vehicles successfully.
Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We plan to expand our operations in the near future in connection with the planned production of our vehicles. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include:
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training new personnel;

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forecasting production and revenue;

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controlling expenses and investments in anticipation of expanded operations;

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establishing or expanding design, manufacturing, sales and service facilities;

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implementing and enhancing administrative infrastructure, systems and processes;

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addressing new markets; and

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establishing international operations.

We intend to continue to hire a number of additional personnel, including design and manufacturing personnel and service technicians for our electric vehicles. Competition for individuals with experience designing, manufacturing and servicing electric vehicles is intense, and we may not be able to attract, assimilate, train or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.
Our business may be adversely affected by labor and union activities.
Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We have a manufacturing agreement with Chongqing Zongshen Automobile Co., Ltd. to produce 75,000 SOLO vehicles in the three full years from the commencement of production. Zongshen’s workforce is not currently unionized, though they may become so in the future or industrial stoppages could occur in the absence of a union. We also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs within our business, that of Zongshen or that of our key suppliers, it could delay the manufacture and sale of our electric vehicles and have a material adverse effect on our business, prospects, operating results or financial condition. Additionally, if we expand our business to include full in-house manufacturing of our vehicles, our employees might join or form a labor union and we may be required to become a union signatory.
We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.
We may become subject to product liability claims, which could harm our business, prospects, operating results and financial condition. The automobile industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given we have limited field experience of our vehicles. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our vehicles and business and inhibit or prevent commercialization of other future vehicle candidates which would have material adverse effect on our brand, business, prospects and operating results. We plan to maintain product liability insurance for all our vehicles with annual limits of approximately $5 million on a claims-made basis, but any such insurance might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.
Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from interfering with our commercialization of our products.
The registration and enforcement of patents involves complex legal and factual questions and the breadth and effectiveness of patented claims is uncertain. We cannot be certain that we are the first to file patent applications on these inventions, nor can we be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford sufficient protection against someone creating competing products, or as a defensive portfolio against a competitor who claims that we are infringing its patents. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications, if any, will result in issued patents in those foreign jurisdictions or that such patents can be effectively enforced, even if they relate to patents issued in the U.S.
We may need to defend ourselves against patent or trademark infringement claims, which may be time- consuming and would cause us to incur substantial costs.
Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our vehicles or components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from third parties that allege our products are covered by their patents or trademarks or other intellectual property rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights. If we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do things that include one or more of the following:
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cease making, using, selling or offering to sell processes, goods or services that incorporate or use the third-party intellectual property;

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pay substantial damages;

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seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

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redesign our vehicles or other goods or services to avoid infringing the third-party intellectual property; or

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establish and maintain alternative branding for our products and services.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.
You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under the laws of the Province of British Columbia, a substantial portion of our assets are in Canada and all of our executive officers and most of our directors reside outside the United States
We are organized under the laws of the Business Corporations Act (British Columbia) (the “Business Corporation Act”) and our executive offices are located outside of the United States in Vancouver, British Columbia. All of our officers, our auditor and all but two of our directors reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and the expert named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in British Columbia companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.
As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.
Global economic conditions could materially adversely impact demand for our products and services.
Our operations and performance depend significantly on economic conditions. Uncertainty about global economic conditions could result in customers postponing purchases of our products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors, which could have a material negative effect on demand for our products and services and, accordingly, on our business, results of operations or financial condition.
We are vulnerable to a growing trade dispute between the United States and China
A growing trade dispute between the United States and China could increase the proposed sales price of our products or decrease our profits, if any. Recently, the current U.S. administration has imposed tariffs

of   $34 billion of Chinese exports, including a 25% duty on cars built in China and shipped to the United States. Following the imposition of these tariffs, China has imposed additional tariffs on U.S. goods manufactured in the United States and exported to China. Subsequently, the U.S. administration indicated that it may impose tariffs on up to US$500 billion of goods manufactured in China and imported into the United States. These tariffs may escalate a nascent trade war between China and the United States. This trade conflict could affect our business because we intend to mass produce the SOLO in China and our intended principal market is the West Coast of North America. If a trade war were to escalate or if tariffs were imposed on any of our products, we could be forced to increase the proposed sales price of such products or reduce the margins, if any, on such products.
Risks Related to Our Common Shares
Our executive officers and directors beneficially own 53.5% of our common shares.
As of September 21, 2018, our executive officers and directors beneficially own, in the aggregate, 53.5% of our common shares, which includes shares that our executive officers and directors have the right to acquire pursuant to warrants and stock options which have vested. As a result, they will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendments to our Articles and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.
The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our common shares.
Our Notice of Articles authorize the issuance of an unlimited number of common shares and the issuance of preferred shares. The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and designate the rights of the preferred shares, which may include voting, dividend, distribution or other rights that are preferential to those held by the common shareholders. The issuance of any such common or preferred shares may result in a reduction of the book value or market price, if one exists at the time, of the outstanding common shares. Given our lack of revenues, we will likely have to issue additional equity securities to obtain working capital we require for the next 12 months. Our efforts to fund our intended business plans will therefore result in dilution to our existing shareholders. If we do issue any such additional common shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. As a result of such dilution, if you acquire common shares, your proportionate ownership interest and voting power could be decreased. Further, any such issuances could result in a change of control or a reduction in the market price for our common shares.
Additionally, we had 2,703,945 vested options and 12,686,856 warrants outstanding as of August 10, 2018. Subsequently, we issued 4,706,000 Registered Warrants on August 13, 2018 and 705,900 Registered Warrants on August 23. The exercise price of a majority of these options and warrants is significantly below our current market price. If the holders of these options and warrants elect to exercise them, your ownership position will be diluted as may be the per share value at which you purchased our shares will be diluted as well. As a result, the market value of our shares could significantly decrease as well.
Issuances of our preferred stock may adversely affect the rights of the holders of our common shares and reduce the value of our common shares.
Our Notice of Articles authorize the issuance of an unlimited number of shares of preferred stock. Our Board of Directors has the authority to create one or more series of preferred stock and, without shareholder approval, issue shares of preferred stock with rights superior to the rights of the holders of common shares. As a result, shares of preferred stock could be issued quickly and easily, adversely affecting the rights of holder of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we currently have no plans to create any series of preferred stock and have no present plans to issue any shares of preferred stock, any creation and issuance of preferred stock in the future could adversely affect the rights of the holders of common shares and reduce the value of our common shares.
The market price of our common shares may be volatile and may fluctuate in a way that is disproportionate to our operating performance.
Our common shares have been listed on the Nasdaq Capital Market under the symbol “SOLO” since August 9, 2018. Our common shares were traded previously on the OTC Market Group Inc.’s Venture Market (the “OTCQB”) under the symbol “ECCTF” since September 2017. The share price has fluctuated significantly. The value of your investment could decline due to the impact of any of the following factors upon the market price of our common shares:
•
sales or potential sales of substantial amounts of our common shares;

•
announcements about us or about our competitors;

•
litigation and other developments relating to our patents or other proprietary rights or those of our competitors;

•
conditions in the automobile industry;

•
governmental regulation and legislation;

•
variations in our anticipated or actual operating results;

•
change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;

•
change in general economic trends; and

•
investor perception of our industry or our prospects.

Many of these factors are beyond our control. The stock markets in general, and the market for automobile companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common shares, regardless of our actual operating performance.
We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.
We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our common shares. There will therefore be fewer ways in which you are able to make a gain on your investment.
FINRA sales practice requirements may limit your ability to buy and sell our common shares, which could depress the price of our shares.
FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares and, thereby, depress their market prices.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.
Each state has its own securities laws, often called “blue sky” laws, which: (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration; and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker must also be registered in that state.
We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as market makers for our common shares. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common shares to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.
Volatility in our common shares price may subject us to securities litigation.
The market for our common shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.
We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:
•
we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

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for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

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we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

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we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

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we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•
we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Our shareholders may not have access to certain information they may deem important and are accustomed to receive from U.S. reporting companies.
As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our common shares less attractive to investors.
For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our common shares less attractive as a result, there may be a less active trading market for such securities and their market prices may be more volatile.
We incur significant costs as a result of being a public company, which costs will grow after we cease to qualify as an “emerging growth company.”
We incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of   (1) the last day of the fiscal year (a) following May 23, 2022, (b) in which we have total annual gross revenue of at least US$1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds US$700 million as of the prior June 30th, and (2) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.
Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an emerging growth company, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus (and any prospectus supplement), including the documents incorporated by reference herein, contains statements that constitute “forward-looking statements”. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places in this prospectus and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “contemplates”, “intends”, “believes”, “plans”, “may”, “will”, or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Forward-looking statements in this prospectus may include, but are not limited to, statements and/or information related to: strategy, future operations, the size and value of the order book and the number of orders, the number and timing of building pre-mass production vehicles, the projection of timing and delivery of SOLOs, Super SOLOs or Tofinos in the future, projected costs, expected production capacity, expectations regarding demand and acceptance of our products, estimated costs of machinery to equip a new production facility, and trends in the market in which we operate, plans and objectives of management.
Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: our ability to build pre-mass production vehicles and to begin production deliveries within certain timelines; our expected production capacity; prices for machinery to equip a new production facility, labor costs and material costs, remaining consistent with our current expectations; production of SOLOs, Super SOLOs and Tofinos meeting expectations and being consistent with estimates; equipment operating as anticipated; there being no material variations in the current regulatory environment; and our ability to obtain financing as and when required and on reasonable terms. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.
The forward-looking statements, including the statements contained in the sections under the title “Risk Factors,” “Description of Business” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and elsewhere in this prospectus and documents incorporated herein by reference, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:
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general economic and business conditions, including changes in interest rates;

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prices of other electric vehicles, costs associated with manufacturing electric vehicles and other economic conditions;

•
natural phenomena;

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actions by government authorities, including changes in government regulation;

•
uncertainties associated with legal proceedings;

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changes in the electric vehicle market;

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future decisions by management in response to changing conditions;

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our ability to execute prospective business plans;

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misjudgments in the course of preparing forward-looking statements;

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our ability to raise sufficient funds to carry out our proposed business plan;

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consumers’ willingness to adopt three-wheeled single passenger electric vehicles;

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declines in the range of our electric vehicles on a single charge over time may negatively influence potential customers’ decisions to purchase such vehicles;

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developments in alternative technologies or improvements in the internal combustion engine;

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inability to keep up with advances in electric vehicle technology;

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inability to design, develop, market and sell new electric vehicles and services that address additional market opportunities;

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dependency on certain key personnel and any inability to retain and attract qualified personnel;

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inexperience in mass-producing electric vehicles;

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inability to reduce and adequately control operating costs;

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failure of our vehicles to perform as expected;

•
inexperience in servicing electric vehicles;

•
inability to succeed in establishing, maintaining and strengthening the Electrameccanica brand;

•
disruption of supply or shortage of raw materials;

•
the unavailability, reduction or elimination of government and economic incentives;

•
failure to manage future growth effectively; and

•
labor and employment risks.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the securities regulators.

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA
Unless indicated otherwise, financial information in this prospectus, including the documents incorporated by reference herein, has been prepared in accordance with International Financial Reporting Standards, which differs in some significant respects from generally accepted accounting principles in the United States, or U.S. GAAP, and thus this financial information may not be comparable to the financial statements of U.S. companies.
All dollar amounts in this prospectus are expressed in Canadian dollars unless otherwise indicated. Our accounts are maintained in Canadian dollars, and our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All reference to “U.S. dollars”, “USD”, or to “US$” are to United States dollars.
The following table sets forth, for each period indicated, the high and low exchange rate for U.S. dollars expressed in Canadian dollars, and the average exchange rate for the periods indicated. Averages for year-end periods are calculated by using the exchange rates on the last day of each full month during the relevant period. These rates are based on the noon-buying rate certified for custom purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in preparation of our consolidated financial statements, pro forma financial statements or elsewhere in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.
	Period End	Period Average Rate	High Rate	Low Rate
Year Ended
December 31, 2016	$1.3426	$1.3243	$1.4592	$1.2544
December 31, 2017	$1.3517	$1.2963	$1.3745	$1.2131
Month Ended
April 30, 2018	$1.2848	$1.2732	$1.2918	$1.2581
May 31, 2018	$1.2970	$1.2866	$1.3027	$1.2761
June 30, 2018	$1.3140	$1.3266	$1.3319	$1.2907
July 31, 2018	$1.3017	$1.3133	$1.3271	$1.3013
August 31, 2018	$1.3072	$1.3042	$1.3155	$1.2925
September 30, 2018	$1.2922	$1.3034	$1.3212	$1.2912

USE OF PROCEEDS
Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for the design, development and prototyping of the Tofino.
More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.
DIVIDEND POLICY
Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report, as amended, on Form 20-F for the year ended December 31, 2017, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.
OFFER AND LISTING DETAILS
We may offer and issue from time to time common shares, preferred shares, warrants to purchase common shares and units, or any combination thereof, up to an aggregate initial offering price of up to US$100,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”
The common shares and Registered Warrants have been listed on the Nasdaq Capital Market under the symbol “SOLO” and “SOLOW” since August 9, 2018. Our common shares were traded previously on the OTC Market Group Inc.’s Venture Market (the “OTCQB”) under the symbol “ECCTF” since September 2017.
The following tables sets forth, for the periods indicated, the high and low trading prices of the common shares as reported on the Nasdaq Capital Market and OTCQB prior to the filing of this prospectus.
Common Shares (symbol: “SOLO”)
	OTCQB (U.S. Dollars)		NASDAQ (U.S. Dollars)
Period	High	Low	High	Low
Quarter ended
September 30, 2017	8.00	1.50
December 31, 2017	15.00	10.00
March 31, 2018	10.70	9.00
June 30, 2018	9.88	4.25
Last Nine Months
January 2018	10.70	9.48
February 2018	10.00	9.12
March 2018	10.00	9.00
April 2018	9.88	8.40
May 2018	9.00	6.18
June 2018	8.20	4.25
July 2018	6.55	5.51
August 2018			6.75	2.27
September 2018(1)			3.60	2.37

Notes:
(1)
From September 1, 2018 to September 21, 2018.

DESCRIPTION OF SHARE CAPITAL
Common Shares
We are authorized to issue an unlimited number of common shares, without par value. As of December 31, 2017, the date of the most recent audited balance sheet included in our financial statements, there were 47,588,209 common shares issued and outstanding, 57,197,500 common shares issuable upon exercise of outstanding stock options and warrants. As of August 10, 2018, there were 25,255,726 common shares issued and outstanding, 15,390,801 common shares issuable upon exercise of outstanding stock options and warrants. Subsequently, we issued Registered Warrants to purchase up to 4,706,000 common shares of the Company on August 13, 2018 and Registered Warrants to purchase up to 705,900 common shares of the Company on August 23.
The holders of our common shares are entitled to vote at all meetings of shareholders, to receive dividends if, as and when declared by the directors and to participate pro rata in any distribution of property or assets upon our liquidation, winding-up or other dissolution. Our common shares carry no pre-emptive rights, conversion or exchange rights, redemption, retraction, repurchase, sinking fund or purchase fund provisions. There are no provisions requiring the holder of our common share to contribute additional capital and no restrictions on the issuance of additional securities by us. There are no restrictions on the repurchase or redemption of common shares by us except to the extent that any such repurchase or redemption would render us insolvent pursuant to the Business Corporations Act.
Preferred Shares
We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up. We do not have any preferred shares outstanding as of the date of this prospectus.
Transfer Agent
Our stock transfer agent and warrant agent for our securities is VStock Transfer, LLC located at 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

DESCRIPTION OF WARRANTS
General
This section describes the general terms that will apply to any warrants for the purchase of common shares. We will not offer warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be offered for sale.
Subject to the foregoing, we may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.
This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it.
The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.
Original purchasers are further advised that in certain Canadian provinces and territories the statutory right of action in connection with a prospectus misrepresentation limits damages to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. A Canadian purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.
The particular terms of each issue of warrants will be described in the applicable prospectus supplement. This description will include, where applicable:
•
the designation and aggregate number of warrants;

•
the price at which the warrants will be offered;

•
the currency or currencies in which the warrants will be offered;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each warrant;

•
the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the warrants;

•
whether we will issue fractional shares;

•
whether we have applied to list the warrants or the underlying shares on a stock exchange;

•
the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

•
the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

•
whether the warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•
material US and Canadian federal income tax consequences of owning the warrants; and

•
any other material terms or conditions of the warrants.

DESCRIPTION OF UNITS
The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

INCOME TAX CONSIDERATIONS
The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada acquiring, owning and disposing of any of our securities offered thereunder.
The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.
PLAN OF DISTRIBUTION
We may sell securities to or through underwriters or dealers, and also may sell securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers or may issue securities in whole or in partial payment of the purchase price of assets acquired by us or our subsidiaries, or any other method pursuant to applicable law. Each prospectus supplement will set forth the terms of the offering or issue, including the name or names of any underwriters, agents or selling securityholders, the purchase price or prices of the securities, the proceeds to us from the sale of the securities and any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.
The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.
Underwriters, dealers and agents who participate in the distribution of the securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act and applicable Canadian provincial securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
In connection with any offering of our securities, other than an “at-the-market distribution,” the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Each prospectus supplement will set forth the terms of such transactions.
In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

EXPENSES
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.
SEC registration fee	US$ 12,120
FINRA fee	US$ *
Legal fees and expenses	US$ *
Accounting fees and expenses	US$ *
Printing fees and expenses	US$ *
Miscellaneous	US$*
Total	US$ *

*
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.
We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.
You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:
•
our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, including any amendments, initially filed with the SEC on April 19, 2018;

•
our Report on Form 6-K, furnished to the SEC on May 1, 2018, with respect to notice of our annual general meeting;

•
our Report on Form 6-K, furnished to the SEC on May 23, 2018, with respect to certain press releases;

•
our Report on Form 6-K, furnished to the SEC on May 30, 2018, with respect to certain press release;

•
our Report on Form 6-K, furnished to the SEC on June 4, 2018, with respect to our Interim Consolidated Financial Statements for the three months ended March 31, 2018 and 2017, related Management’s Discussion and Analysis, and certain press releases;

•
our Report on Form 6-K, furnished to the SEC on August 9, 2018, with respect to entry into a material definitive agreement and certain press release;

•
our Report on Form 6-K, furnished to the SEC on August 15, 2018, with respect to certain press release;

•
our Report on Form 6-K, furnished to the SEC on August 15, 2018, with respect to our Interim Consolidated Financial Statements for the three and six months ended June 30, 2018 and 2017 and related Management’s Discussion and Analysis;

•
our Report on Form 6-K, furnished to the SEC on September 28, 2018, with respect to certain press releases and roadshow presentations; and

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our Report on Form 6-K, furnished to the SEC on October 11, 2018, with respect to a change in our independent registered public accounting firm.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.
Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.
Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at 102 East 1st Avenue, Vancouver, British Columbia, Canada, V5T 1A4 or by calling 1-604-428-7656.

ENFORCEABILITY OF CIVIL LIABILITIES
We are organized under the laws of the Business Corporations Act (British Columbia) (the “Business Corporation Act”) and our executive offices are located outside of the United States in Vancouver, British Columbia. All of our officers, our auditor and all but two of our directors reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, it may be difficult to serve legal process within the United States upon us or any of these persons. It may also be difficult to enforce, both in and outside of the United States, judgments of U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and the expert named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in British Columbia companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.
MATERIAL CHANGES
On September 27, 2018, ElectraMeccanica Vehicles Corp. (the “Company”) appointed KPMG LLP (“KPMG”) as its independent registered public accounting firm. KPMG replaced Dale Matheson Carr-Hilton Labonte LLP (“DMCL”) who had been the Company’s independent registered public accounting firm were the Company’s statutory auditor until September 26, 2018. KPMG accepted the engagement on September 27, 2018.
Simultaneously with the engagement of KPMG, the Company terminated DMCL as its independent registered public accounting firm.
Each report of DMCL on the Company’s consolidated financial statements for the financial years ended December 31, 2017 and 2016 contained a statement of substantial doubt about the Company’s ability to continue as a going concern, but otherwise did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the financial years ended December 31, 2017 and 2016, and through September 27, 2018, there were no (a) disagreements with DMCL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to DMCL’s satisfaction, would have caused DMCL to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events that would be required to be described under Item 16 F(a)(1)(v) of Form 20-F in connection with the Company’s annual report on Form 20-F for each fiscal year mentioned above.
During the two most recent financial years ended December 31, 2017 and 2016 and through September 27, 2018, the Company has not consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 16F(a)(1)(iv) of 20F and the related instructions to this item, or a reportable event as that term is described in Item 16F(a)(1)(v) of 20F.

LEGAL MATTERS
Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. McMillan LLP is acting as our Canadian counsel. The current address of McMillan LLP is Royal Centre, 1055 W. Georgia St., Vancouver, British Columbia V6E 4N7.
EXPERTS
Our consolidated financial statements as of December 31, 2017 and December 31, 2016 and for the years respectively then ended incorporated by reference in this prospectus and have been so included in reliance on the report of Dale Matheson Carr-Hilton Labonte LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. Dale Matheson Carr-Hilton Labonte LLP has office at Suite 1500, 1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1.
Our consolidated financial statements for the fiscal year ending December 31, 2018 will be audited by KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. KPMG LLP has office at 11th Floor, 777 Dunsmuir Street, Vancouver, British Columbia, Canada, V7Y 1K3.

ELECTRAMECCANICA VEHICLES CORP.

Up to $18,490,000 of Common Shares

PROSPECTUS SUPPLEMENT

Stifel	Roth Capital Partners

March 27, 2020